As  filed  with  the  Securities  and  Exchange Commission on January  ___, 2002
                                                   Registration  No.  333-58704
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________
                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________
                     HYPERSTEALTH BIOTECHNOLOGY CORPORATION
                        _________________________________
             (Exact name of registrant as specified in its charter)

 British  Columbia,  Canada                 3845                     N.A.
-------------------------------     --------------------------  ------------
(State or other jurisdiction of (Primary Standard Industrial (IRS Employer incorporation or organization) Classification Code Number) Identification
                                                                No.)
                            ________________________

                     HYPERSTEALTH BIOTECHNOLOGY CORPORATION

                         2300-1066 West Hastings Street
                           Vancouver, British Columbia
                                 Canada, V6E 3X2
                                 (604) 408-3600
          (Address and telephone number of principal executive offices and principal place of business)

                               Reed and Reed, P.C.
                           1919 14th Street, Suite 330
                             Boulder, Colorado 80302
                                 (303) 413-0691
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Cassidy & Associates
                               1504 R Street N.W.
                             Washington, D.C. 20009
                                 (202) 387-5400
                                 _______________
Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If  any  of  the securities being registered on this Form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box.                   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for the same offering.      [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.                                            [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.                                            [ ]
If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434,
please  check  the  following  box.                  [ ]

                            CALCULATION OF REGISTRATION FEE


                           Proposed       Proposed
Title of Each Class         Amount        Maximum           Maximum        Amount of
of Securities to            to be      Offering Price      Aggregate      Registration
be Registered             Registered     Per Share      Offering Price        Fee
------------------------  ----------  ----------------  ---------------  --------------
Common stock held by
selling security holders   2,947,052    $   .0001(1)         $   294        $   50

Shares of common stock
underlying option            923,100    $   .0001            $    93        $   50

Total                      3,870,152    $   .0001            $   387        $  100(2)


(1) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. The book value of the registrant is a negative number and the registrant's common stock has no par value. The Company believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the registration fee based on $.0001 per share.

(2)  paid  by  electronic  transfer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 PROSPECTUS                              Subject to Completion, Dated, ___ 2002


The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.


                     HYPERSTEALTH BIOTECHNOLOGY CORPORATION


     This prospectus relates to the offer and sale of 2,947,052 shares of Hyperstealth's common stock, no par value per share, and 923,100 shares of common stock issuable upon the exercise of outstanding options held by fourteen option holders.

     There has been no market for Hyperstealth's securities and a public market may not develop, or, if any market does develop, it may not be sustained.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.















               The date of this Prospectus is January ______, 2002

                               PROSPECTUS SUMMARY

The following is a summary of certain information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

                                  RISK FACTORS

     There are substantial risk factors involved in an investment in Hyperstealth. An investment in Hyperstealth is speculative and investors may not receive any return from their investment. See "Risk Factors".

HYPERSTEALTH  BIOTECHNOLOGY  CORPORATION

     Hyperstealth intends to produce and market the following two distinct products:

     (i)  Passive  Negative  Ion  Generator.  Hyperstealth's goal is to become a
          ---------------------------------
provider of Passive Negative Ion Generators which are light weight portable generators that emit, without a power source, a small biological quantity of active particles that carry an electrical charge referred to as negative ions. Passive Negative Ion Generators are designed for closed environments to increase the lack of natural ions in the air which Hyperstealth believes will help increase alertness and sense of well-being. In recent years there have been studies and reports indicating potential benefits from exposure to negative ions. Hyperstealth has begun limited production of its Passive Negative Ion Generator. See Business "Studies".


(ii)  Hyperbaric  Chamber.   Hyperstealth  intends  to  manufacture  and  sell
      -------------------
hyperbaric chambers which are chambers that are a cylinder design, ribbed in steel, encased primarily in industrial glass and which administer oxygen at an increased pressure. A hyperbaric chamber allows an individual inside a hyperbaric chamber which contains twice the normal air pressure, to breathe in double the number of molecules which is the equivalent of ten times the regular amount of oxygen inhaled outside of the hyperbaric chamber thereby filling the individual's red blood cells and building up tissue oxygen levels. Hyperstealth has not yet manufactured or sold its hyperbaric chamber. Hyperstealth's patent-pending Passive Negative Ion Generator can be incorporated into the hyperbaric chamber.

     Hyperstealth has a worldwide 10-year exclusive right to develop and market the Passive Negative Ion Generator and its application to the hyperbaric chamber.

     Hyperstealth was incorporated under the laws of the Province of British Columbia, Canada on March 17, 1999 and has a March 31 fiscal year end.

     Hyperstealth's mailing address is 2300-1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2 and its telephone number is
604/408-3600. Hyperstealth's Internet Web site is located at www.hyperstealth.com. Information contained in Hyperstealth's Web site is not part of this prospectus.

     Hyperstealth is a development-stage company with limited current operations and net losses of $629,583 for the fiscal year ended March 31, 2001 and net losses of $277,906 for the fiscal year ended March 31, 2000.

SELLING  SECURITYHOLDERS

     This prospectus relates to the registration for resale of the securities held by 117 securityholders of Hyperstealth. These securityholders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents, dealers or representatives to be designated from time to time. Hyperstealth will not receive any proceeds from the sale of the securities by the selling securityholders.

TRADING  MARKET

     There is currently no trading market for the securities of Hyperstealth. Hyperstealth intends to apply initially for its securities to be traded in the over_the_counter market on the OTC Bulletin Board. Hyperstealth may not now or ever qualify for listing of its securities on the OTC Bulletin Board. See "Risk Factors - There is no current trading market for Hyperstealth's securities and if a market does not develop, purchasers of its securities may have difficulty selling their shares."

                                  The  Offering
                               ---------------------
Number  of  shares  of
common  stock  outstanding  prior
to  this  offering                         6,697,054  shares

Common  stock  offered  by
selling  securityholders                   2,947,052  shares

Number  of  shares  of common stock        7,620,154  shares
outstanding  after  this  offering(1)

Use  of  Proceeds                          Hyperstealth  will  not receive any proceeds from the sale of the shares of  common stock  included in the registration statement of which this  prospectus  is  a  part.

Plan  of  Distribution                     The  offering  of  Hyperstealth  shares  of common  stock  is  being made by the shareholders who wish to sell their shares. Sales of Hyperstealth common stock may be made by the selling securityholders in the open market or  in  private transactions and at fixed or negotiated prices.

Risk  Factors                              There  are  substantial  risk  factors  involved  in investing  in  Hyperstealth.
                                           For  a  discussion  of  certain factors one should consider  before  buying  shares of  Hyperstealth common stock, see the section entitled  "Risk  Factors".

__________

(1) Such figure assumes the conversion of options to purchase 923,100 shares of Hyperstealth's common stock.

SELECTED  FINANCIAL  DATA

     The following summary of historical financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. The following table sets forth Hyperstealth's selected financial data for the years ended March 31, 2000 and 2001 and the unaudited statements for the period ended September 30, 2001. The following summary is presented in Canadian Dollars.




                                                   Year  Ended                Year  Ended         Period  Ended
                                               September 30, 2001            March 31, 2000       March 31, 2001
                                              --------------------------  -------------------  -------------------
Net Sales
--------

Net Loss from Continuing Operations              $       (50,858)           $    677,906          $  629,583
Net Loss from Continuing Operations per share    $          (.01)           $        .15          $     0.12
----------------------------------------------

Total Assets                                              52,823            $    137,923          $   65,477
---------------

Long Term Obligations
---------------------------
    Convertible debentures                      $              0            $          0          $        0
    Convertible debentures                      $              0            $          0          $        0
    Cash dividends per common share             $              0            $          0          $        0

Weighted Average Common Shares Outstanding             6,697,054               4,410,878           5,197,468
-------------------------------------------

     The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to Hyperstealth's financial statements and the related report from Lemieux, Deck, Millard, Bond, Chartered Accountants.

EXCHANGE  RATES

     Unless otherwise indicated, all references to "$" or dollars in this prospectus refer to United States Dollars. As of March 31, 2001, the exchange rate was U.S. $1.00 for $1.5774 Canadian Dollars.

                                  RISK FACTORS

The securities offered hereby are speculative in nature and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors, as well as all of the other information set forth elsewhere in this prospectus and the information contained in the financial statements, including all notes thereto.

HYPERSTEALTH DOES NOT OWN THE PASSIVE NEGATIVE ION GENERATOR TECHNOLOGY AND DOES NOT OWN SPECIFIC RIGHTS TO CONSTRUCT A HYPERBARIC CHAMBER, BUT RATHER HAS A 10-YEAR LICENSE TO USE THE PASSIVE NEGATIVE ION GENERATOR TECHNOLOGY. IF THE LICENSE IS CANCELLED OR NOT RENEWED THEN HYPERSTEALTH MAY NOT HAVE ANY PRODUCTS TO CONTINUE ITS BUSINESS OPERATIONS.

     Hyperstealth has exclusive worldwide rights to market, sell, develop and produce technology relating to the Passive Negative Ion Generator and its application to hyberbaric chambers. Hyperstealth has obtained these exclusive worldwide rights through two separate licensing agreements. In the event that Hyperstealth sells less than two hyperbaric chambers utilizing the Passive Negative Ion Generator technology (or the equivalent monetary value in rental or franchise revenue or other revenue) in any year after the second year, then the licensors will have the right to alter Hyperstealth's territory, to amend the grant to Hyperstealth to a non-exclusive license and/or to revoke its grant of the renewal option set forth in the license agreement. If Hyperstealth cannot renew the license or if the license agreement is earlier voided, terminated or breached, and if Hyperstealth has not developed other products, then Hyperstealth may not have any products to continue its business operations.

HYPERSTEALTH DOES NOT CURRENTLY HAVE A LICENSEE OF ITS PRODUCTS TO MANUFACTURE, MARKET AND SELL HYPERSTEALTH'S PRODUCTS. IF HYPERSTEALTH IS UNABLE TO FIND SUCH A LICENSEE, HYPERSTEALTH WOULD NOT HAVE THE FINANCIAL SUPPORT TO MANUFACTURE ITS PRODUCTS AND MAY BE UNABLE TO CONTINUE TO OPERATE ITS BUSINESS.

     Hyperstealth currently produces its Passive Negative Ion Generator products in low quantities (approximately 100 Passive Negative Ion strips per quarter). Hyperstealth does not currently have a licensee of its products to manufacture, market and sell Hyperstealth's products. If Hyperstealth is unable to find such a licensee and Hyperstealth does not obtain financing, Hyperstealth would not have the financial support to manufacture its products and may be unable to continue to operate its business.

HYPERSTEALTH  HAS  INCURRED  LOSSES  AND  MAY  NEVER  BECOME  PROFITABLE.

      Hyperstealth has never been profitable and historically has relied solely on funds raised by the issuance of shares of its common stock to fund its development. Hyperstealth has incurred losses in its initial development and currently operates at a loss. Revenues and profits, if any, will depend upon various factors, including whether it can develop and market the Passive Negative Ion Generator and its hyperbaric chamber. Hyperstealth has incurred losses attributed to research and development costs and Hyperstealth may not have future revenues or profits.

HYPERSTEALTH HAS A LIMITED OPERATING HISTORY AND IF IT IS UNABLE TO SUCCESSFULLY IMPLEMENT ITS BUSINESS PLAN HYPERSTEALTH MAY NOT BE ABLE TO CONTINUE TO OPERATE ITS BUSINESS.

     Hyperstealth has limited operations and has produced prototypes of its anticipated products for use in distribution in promotional activities. A nominal number of these prototypes have been sold in revenues aggregating less than $1,000. Hyperstealth may experience many of the problems, delays, expenses and difficulties commonly encountered by early stage companies many of which are beyond Hyperstealth's control. These difficulties may include, but are not limited to, unanticipated problems related to product development, regulatory compliance, manufacturing, marketing, additional costs and competition.

HYPERSTEALTH WILL NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR ITS OPERATIONS AND IF HYPERSTEALTH IS UNABLE TO SECURE SUCH FINANCING, HYPERSTEALTH WILL NOT BE ABLE TO SUPPORT ITS OPERATIONS.

     Hyperstealth needs additional funds to develop its operations. Hyperstealth may seek additional capital through

          -an offering of its equity securities, -an offering of debt securities, or -by obtaining financing through a bank or other entity.

Hyperstealth needs to obtain additional financing and if financing is not available from any source or is not available on terms acceptable to Hyperstealth, Hyperstealth will not be able to support its operations and will not be able to continue to operate.

THERE IS NO CURRENT TRADING MARKET FOR HYPERSTEALTH'S SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF HYPERSTEALTH'S SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

     There is currently no established public trading market for Hyperstealth's securities and an active trading market in its securities may not develop or, if developed, may not be sustained. Hyperstealth intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If for any reason Hyperstealth's common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for Hyperstealth's common stock and none may do so.

BECAUSE HYPERSTEALTH IS ORGANIZED UNDER THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA, CANADA, ENFORCEABILITY OF CIVIL LIABILITIES AGAINST HYPERSTEALTH OR ITS OFFICERS OR DIRECTORS MAY BE DIFFICULT OR IMPOSSIBLE.

     Hyperstealth is a corporation organized under the laws of the Province of British Columbia, Canada. A majority of Hyperstealth's directors and officers, as well as certain experts named in this prospectus, reside in Canada. Because all or a substantial portion of Hyperstealth's assets and the assets of these persons are located outside the United States, it may be difficult for an investor to sue, for any reason, Hyperstealth or any of its officers or directors outside the United States. If an investor was able to obtain a judgment against Hyperstealth or any of its officers or directors in a United States court based on United States securities laws or other reasons, it may be difficult, if not impossible, to enforce such judgment in Canada. Hyperstealth has been advised by Hyperstealth's Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liability based upon the United States Federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States Federal securities laws. Therefore, it may not be possible to enforce those actions against Hyperstealth, Hyperstealth's directors and officers or the experts named in this prospectus.

BECAUSE THERE ARE HEALTH RISKS ASSOCIATED WITH THE USE OF HYPERBARIC OXYGEN THERAPY, HYPERSTEALTH MAY BE SUBJECT TO PRODUCT LIABILITY CONCERNING ITS
HYPERBARIC  CHAMBER  AND  OTHER  CLAIMS  ARISING  FROM  POSSIBLE  SIDE  EFFECTS.

     Hyperstealth may be subject to product liability claims or other claims against it arising from possible side effects involved with the hyperbaric chambers. There are health risks associated with the use of hyperbaric oxygen therapy and, as such, some individuals using the hyperbaric chambers may experience one or more of the following: body pains, dizziness, headaches, twitching of the eyes, nausea, fatigue, epileptic seizures, faintness, water accumulation, disorders in saline with fluctuations in electrolytical metabolism, respiratory difficulties, allergies, asthma, heart and circulatory disorders, low blood pressure, inflammations, bleeding embolisms of the lungs and thrombosis, a decrease in bone marrow of up to 1% per month, a breakdown in RNA/DNA, hyperactivity of the pituitary, thyroid and adrenal glands (which may lead to tumors once the gland is exhausted) and problems with neutralizing the air pressure in their ears with the increased pressure in the chambers. Psychological side effects may include emotional unbalance, irritation, vital disinclination, compulsion to meditate, listless towards work, insecurity, anxiety, depression and a rate of attempted suicide and a rate of individuals admitted to drug clinics which is greater in those individuals who have been treated in hyperbaric chambers. Hyperstealth intends to try neutralize these potential side effects by the use of Hyperstealth's Passive Negative Ion Generator, however, an individual may suffer from one or more of the above listed items. Should a claim be made against Hyperstealth as a result of one or some of these side effects, Hyperstealth may suffer financial losses in defending against such claim or if found liable.

     A notable negative side effect from the use of a Passive Negative Ion Generator is the potential development of or increase in existing facial acne due to the alkaline material used within the Passive Negative Ion Generator which can react with the natural acidic ph of sensitive skin; however, Hyperstealth has constructed a second prototype (Mark II) that uses different materials that may eliminate skin problems. Hyperstealth is insured against some, but not all, of the risks described above.

HYPERSTEALTH MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF ITS COMMON STOCK WHICH WOULD REDUCE INVESTORS PERCENT OF OWNERSHIP AND MAY DILUTE HYPERSTEALTH'S SHARE VALUE.

     There are provisions in Hyperstealth's Articles of Association, the provisions which prescribe the rules of a company's conduct, and Canadian law which could adversely affect the interests of Hyperstealth's shareholders by reducing an investors percent of ownership. Under Hyperstealth's Memorandum, the document that indicates the number of Hyperstealth's authorized shares, shows each subscriber and the number of shares of each class held by the subscriber, and contains restrictions on Hyperstealth's business or its powers, Hyperstealth's board of directors has the authority to issue up to 100,000,000 shares of its common stock. The issuance of Hyperstealth's common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by Hyperstealth's investors.

THE MARKET PRICE OF HYPERSTEALTH'S COMMON STOCK, IF A MARKET SHOULD DEVELOP, COULD BE SIGNIFICANTLY REDUCED IF THE SHARES AVAILABLE FOR SALE IMMEDIATELY BY THE SELLING SECURITYHOLDERS ARE SOLD.

     If a market should develop for the shares of Hyperstealth's common stock, the market price could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of Hyperstealth's common stock and could also harm Hyperstealth's ability to raise additional capital by selling equity securities.

SHARES OF HYPERSTEALTH'S TOTAL OUTSTANDING SHARES THAT ARE CURRENTLY RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE NEAR FUTURE COULD CAUSE THE MARKET PRICE OF THE COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF THE BUSINESS IS DOING WELL.

     There are 6,697,054 shares of common stock currently outstanding which include the 2,947,052 shares of common stock registered in this registration statement, which shares may be resold in the public market after this registration statement is effective and pursuant to a pooling agreement dated November 30, 2000 applicable to 1,697,052 shares of Hyperstealth's common stock. The pooled shares of common stock registered herein were deposited with an escrow agent and will be released to the shareholders and become available for trading in the following manner: 30% on the listing of Hyperstealth's common stock on the OTC Bulletin Board; 30% 12 months following the first release; and 40% 15 months following the first release. The remaining of Hyperstealth's outstanding shares will become available for resale after a one-year holding period from the date of issuance pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission. An aggregate of 5,089,202 of the outstanding shares of Hyperstealth are held by officers, directors, affiliates and entities controlled by them and are subject to the trading volume limitations of Rule 144 including the shares held by affiliates being registered in this registration statement. See "Plan of Distribution-Sales by Affiliates".

BECAUSE HYPERSTEALTH WILL BE DEPENDENT UPON THIRD PARTY MANUFACTURERS FOR THE PRODUCTION OF ITS HYPERBARIC CHAMBERS, SHOULD SUCH MANUFACTURERS EXPERIENCE DIFFICULTIES OR DELAYS, HYPERSTEALTH'S BUSINESS OPERATIONS MIGHT BE IMPAIRED.

      If Hyperstealth is unable to find a licensee of its products, Hyperstealth intends to retain third party manufacturers for the construction and assembly of its hyperbaric chambers. Hyperstealth's reliance on such third parties will place a significant part of product quality control in the hands of these manufacturers. Reliability, quality or technical problems with Hyperstealth's products could cause dissatisfaction among Hyperstealth's customers, if any, which could negatively impact Hyperstealth's financial condition or results of operations. Hyperstealth has not entered into any agreements or contracts to begin the construction or manufacture of its hyperbaric chamber and does not currently have the financial capability to do so.

HYPERSTEALTH DOES NOT HAVE EMPLOYMENT AGREEMENTS WITH ANY OF ITS OFFICERS OR EMPLOYEES AND IF HYPERSTEALTH IS UNABLE TO RETAIN ITS MANAGEMENT TEAM
HYPERSTEALTH  MAY  NOT  BE  ABLE  TO  CONTINUE  ITS  OPERATIONS.

     Hyperstealth's success in achieving its growth objectives depends upon the efforts of Hyperstealth's management team including the efforts of Guy Cramer, Hyperstealth's President and Chief Financial Officer, Gino Gemma, Hyperstealth's Chairman of the Board of Directors, as well as other of Hyperstealth's management members. The loss of the services of any of these individuals may have a material adverse effect on Hyperstealth's business, financial condition and results of operations. Specifically, the loss of Messrs Gemma and Cramer would result in the loss of business contacts and the loss of experienced professionals with the knowledge, research and understanding of ions and oxygen therapy. Hyperstealth may not be able to maintain and continue its operations or achieve its growth objectives should Hyperstealth lose any or all of these individuals' services. Hyperstealth does not maintain key_man life insurance for any of its officers.

BECAUSE HYPERSTEALTH'S MANAGEMENT TEAM DEVOTES A LIMITED AMOUNT OF THEIR TIME TO THE AFFAIRS OF HYPERSTEALTH, HYPERSTEALTH'S RESULTS OF OPERATIONS MAY NOT BE SUCCESSFUL.

     Mr. Cramer is expected to devote approximately 75% to 100% of his time to Hyperstealth's business, Mr. Gemma is expected to spend approximately 20% of his time on Hyperstealth's business, Mr. Spindler is expected to spend approximately 20% of his time on Hyperstealth's business and Mr. Street is expected to spend approximately 10% of his time on Hyperstealth's business. Because management may only devote limited time to Hyperstealth's operations, the results of operations may be limited as well.

HYPERSTEALTH'S FAILURE TO COMPLY WITH FEDERAL AND STATE REGULATIONS COULD PROHIBIT HYPERSTEALTH FROM CONDUCTING ITS BUSINESS OPERATIONS.

     The American Society for Mechanical Engineering for Pressure Vessels for Human Occupancy has set standards and specifications providing requirements for design, fabrication, inspection, testing and cleaning of pressure vessels for human occupancy such as submersibles, divingbells, decompression chambers, and hyperbaric chambers. Hyperstealth intends to manufacture its hyperbaric chamber in material compliance with applicable laws, however, violations may occur. Furthermore, laws could become more stringent over time. The costs and penalties that could result from a violation of laws could be significant and therefore could negatively impact Hyperstealth's financial results. For use in the United States, the use of a hyperbaric chamber must satisfy certain United States Food and Drug Administration ("FDA") requirements. Specifically, medical device manufacturers are required to submit a premarket notification to the FDA if such manufacturer intends to introduce a device into commercial distribution for the first time or reintroduce a device that will be significantly changed to the extent that its safety or effectiveness could be affected. Hyperstealth may not receive premarket approval for its hyperbaric chamber.

THE PATENT FOR PROTECTION OF HYPERSTEALTH'S PASSIVE NEGATIVE ION GENERATOR IS PENDING AND IF THE PATENT IS NOT ISSUED FOR THE PASSIVE NEGATIVE ION GENERATOR, HYPERSTEALTH MAY NOT BE ABLE TO MARKET ITS PRODUCTS.

     Hyperstealth hopes to establish patent protection and trade name recognition for its products. To the extent Hyperstealth is not successful in obtaining patent protection for its Passive Negative Ion Generator, Hyperstealth will have to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect Hyperstealth's proprietary rights. The steps that Hyperstealth takes to protect Hyperstealth's proprietary rights may not be adequate and third parties may infringe or misappropriate Hyperstealth's trademarks, trade dress and similar proprietary rights. Even if Hyperstealth achieves consumer recognition for Hyperstealth's trade names, other parties may assert infringement claims against Hyperstealth, in which case Hyperstealth may have to defend or protect Hyperstealth's intellectual property rights at significant cost.

ONE OR MORE OF HYPERSTEALTH'S DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH HYPERSTEALTH WHICH COULD AFFECT THE INTERESTS OF HYPERSTEALTH'S SHAREHOLDERS AND THE VALUE OF THEIR SHARES OF HYPERSTEALTH.

     Hyperstealth's directors may serve as directors of other reporting companies or have significant shareholdings in other reporting companies and, to the extent that such other companies may participate in ventures in which Hyperstealth may participate, Hyperstealth's directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a directors meeting, a director who has such a conflict will disclose the nature and extent of his interest to the meeting or abstain from voting for or against the approval of such a participation or such terms. Hyperstealth has a 10-year licensing agreement from two of its directors (Guy Cramer and Gino Gemma) and two of its shareholders (Robert Dymont and S.O. Tjelta) giving Hyperstealth the sole and exclusive Canadian rights to market, sell, develop and produce the hyperbaric chamber and the Passive Negative Ion Generator. See "Certain Relationships and Related Transactions".

THERE ARE PROVISIONS OF BRITISH COLUMBIA LAW THAT PERMIT A COMPANY'S BOARD OF DIRECTORS TO ISSUE PREFERRED SHARES WITHOUT SHAREHOLDER APPROVAL WHICH ISSUANCE COULD PREVENT OR DELAY A CHANGE IN CONTROL IN HYPERSTEALTH'S MANAGEMENT WHICH MAY BE CONTRARY TO THE INTERESTS OF HYPERSTEALTH'S SHAREHOLDERS.

     While Hyperstealth has not authorized its preferred shares, there are provisions of British Columbia law that permit a company's board of directors, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of common shares. As a result, preferred shares could be issued quickly and easily, adversely affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

               SPECIAL NOTE REGARDING FORWARD--LOOKING STATEMENTS

     This prospectus may contain certain forward-looking statements and information relating to Hyperstealth that are based on its beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of its business strategy and expectations concerning its market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to Hyperstealth or its principals, are intended to identify forward_looking statements. Such statements reflect the current view of respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to its operations, results of operations, and growth strategy, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described in this prospectus.


                     HYPERSTEALTH  BIOTECHNOLOGY CORPORATION
BUSINESS

     Hyperstealth has exclusive worldwide rights to market, sell, develop and produce technology relating to the Passive Negative Ion Generator and its application to hyberbaric chambers. Hyperstealth has obtained these exclusive worldwide rights through two separate licensing agreements :

(i)  Canadian  License  Agreement.   Hyperstealth  has  entered into a 10-year
     ----------------------------
licensing agreement with Guy Cramer and Gino Gemma, directors of Hyperstealth, and Robert Dymont and S.O. Tjelta, shareholders of Hyperstealth, for the sole and exclusive rights in Canada to market, sell, develop and produce technology relating to the Passive Negative Ion Generator and hyperbaric chambers.

(ii) Worldwide License Agreement.   Hyperstealth Biotechnology, Inc., a Colorado
     ---------------------------
company, has a 10-year licensing agreement with Guy Cramer and Gino Gemma, directors of Hyperstealth, and Robert Dymont and S.O. Tjelta, shareholders of Hyperstealth, for the sole and exclusive worldwide rights, exclusive of Canada, to market, sell, develop and produce technology relating to the Passive Negative Ion Generator and hyberbaric chambers. On November 28, 2000, Hyperstealth Biotechnology, Inc. assigned its right, title and interest in and to its worldwide license to Hyperstealth.

     Hyperstealth intends for the Passive Negative Ion Generator to be used in various products which it is developing. In addition, Hyperstealth anticipates marketing a hyperbaric chamber which will incorporate the Passive Negative Ion Generator.

     Hyperstealth was incorporated under the laws of the Province of British Columbia, Canada on March 17, 1999.

PRODUCTS

     To better understand Hyperstealth's products, the following information will be helpful:

- Ions. Electrical charges in the atmosphere are called "ions". An ion is an atom, which has gained or lost an electron. If the atom loses an electron, it becomes positive, while the addition of an electron makes it a negative ion.

- Negative ion. A negative ion is an atom with an extra electron(s) compared to the number of protons that surround the nucleus causing the atom to become negatively charged.

- Positive ion. A positive ion is an atom that lacks an electron(s) compared to the number of protons that surround the nucleus causing the atom to become positively charged.

- Electron. An electron is the only unstable part of an atom. Electrons orbit the nucleus and protons and can be lost or acquired. An electron(s) can be lost creating a positively charged atom (positive ion). In a neutral atom if extra electron(s) are captured the atom becomes negatively charged (negative ion).

     Passive  Negative  Ion  Generator.  The oxygen that people breathe contains
     ----------------------------------
ions, the smallest of which reach the lungs. As ions come into contact with the sides of the respiratory canal, the negative ions deposit their extra electrons and the positive ions borrow the electrons they are lacking. When there are more positive than negative ions, there is a net flow of electrons, an actual electric current flowing into the body. This current creates a small voltage change across the cells through which it passes, altering the cell membrane potential and modifying the metabolic rate of the cells that produce biochemicals such as serotonin.

     Hyperstealth's Passive Negative Ion Generator emits approximately 600 negative ions per cubic centimeter, without a power source. These negative ions are generated from a patent pending process in which the Passive Negative Ion Generator utilizes a negative ion rich mineral called zeolite that is placed around a catalyst which is a specific material that retains a natural negative electrical field. The negative electrical field deflects the extra electrons that make up the negative ions in the zeolite in the opposite direction and into the surrounding air, approximately 12" to 15" from the device, before the electrons attach to other atoms creating negative ions and/or neutralizing positive ions within the vicinity. The catalyst is virgin tetrafluoroethylene polymer fibre which is a generic term virgin teflon (without impurities). Virgin teflon was chosen as impurities may lead to out-gassing from the impurities. Teflon is a natural negatively polarized electret material meaning that it naturally produces a negative electrical field. Zeolite is the only natural mineral that is composed of 100% negative ions. By combining the teflon behind the zeolite, negative ions or the extra free electrons are forced away from the teflon allowing for directional emission. The free electrons once emitted combine with atoms of oxygen to create negatively charged ions of oxygen. The negative ions of oxygen mix with surrounding air increasing the negative ion ratio and are then inhaled naturally. Although the negative electrical field is weak, it is strong enough to repel the negative ions in the opposite direction from the catalyst. Since the Passive Negative Ion Generator does not require a power source, it eliminates concern of high voltage or electric charges. The Passive Negative Ion Generator is not electronic, does not emit a pulsed electromagnetic field, does not emit ozone and the components of the Passive Negative Ion Generator are non_toxic and odorless.

     The Passive Negative Ion Generator is placed within 15 inches of a user's nose or mouth and the negative ions emitted from the device are inhaled. Hyperstealth, with the use of a hand held ion counter, has measured the ration of ions from different distances. With the use of the ion counter and the fact that ions are repelled at a speed of 2000x 1.2x10-4 =.24m/s (meters per second), Hyperstealth is able to determine that negative ions neutralize within about thirty seconds in open air and therefore the mobility of the negative ions only have an effective range of 15 Inches.

     The Passive Negative Ion Generator strip weighs 20 grams and measures 3" x 1 " x ". Hyperstealth believes that its Passive Negative Ion Generator technology may be used by installing it on or in computer monitors, sports helmets, military helmets, surgical masks and exercise equipment.

STUDIES
-------

     In recent years there have been studies and reports indicating potential benefits from exposure to negative ions. Some of such studies include, but are not limited to, the following:

--   "The  Aero-ionic Composition of Pressurized Cabin Air and its Influence on
the Human Body", Soviet Congress on Space Biol. & Med. Moscow,10 November, 1966. Russian investigators claimed that negative air ions may cause a decrease in elevated blood cholesterol.

--   Kellogg  E  W.  Air  ions:  "Their  Possible  Biological  Significance and
Effects", J Bioelectricity 3 (1&2), 119-136, 198, reported work by various authors on the clinical use of air ions, especially in the treatment of burns and asthma. For example, Kornblueh et al (1958) found that negative air ions, but not positive air ions, afforded relief from hay fever. Kornblueh (1968) has found that burn victims reported cessation of pain and early formation of eschars after exposure to negative air ions.

-- A Federal Aviation Administration negative ion study, indicates lower amount of negative ions, 500 negative ions per cubic centimeter, have a sufficient effect. Thus our anecdotal evidence of low negative ion level effects was substantiated by a U.S. Federal Government study conducted by Bruce L. Rosenberg of the Federal Aviation Administration. The study confirmed that flight control operators overwhelmingly experienced the same symptoms currently being reported by video display terminal (VDT) operators. Air traffic control operators, like VDT operators, are exposed to cathode ray tubes in the radar control centers around the country. Mr. Rosenberg endeavored to discover if the incident of stress, fatigue, and skin irritation, etc. could, indeed, be attributed to the excessive, self-induced ion imbalance produced by the equipment and other factors in flight control centers. His findings did, in fact, confirm previous isolated studies and resulted in his recommendation to regulate ion levels, particularly negative ions, in all flight control centers. He further recommended negative ion levels in atmospheres should not be allowed to drop below 500 ions per cubic centimeter of air and that this threshold standard should also be applied to commercial aircraft compartments. "A Study of Atmospheric Ionization," Bruce L. Rosenberg. National Aviation Facilities Experimental Center (Federal Aviation Administration). Atlantic City, New Jersey (May 1972).

-- Kreuger A P, Reed E J. "Biological Impact of Small Air Ions", Science, 193, 1209-13. 1976. Study shows how Kreuger exposed mice to influenza virus and observed the rate of death for animals living in normal and ion treated environments. Increased death rates were observed for ion depleted, and positive ion enhanced environments. Death rate decreased for high unipolar concentrations of negative ions. Similar results were found in experiments with exposure to a fungal pathogen and a second bacterial type. The life span of mice in an ion-depleted atmosphere has been reported to be shortened. Kreuger reports research on human adults and children in which high concentrations of positive ions produced congestion in the nose and pharynx and, when prolonged, affected the bronchi.

--     In  closed  environments  such  as  buildings, automobiles and airplanes, there is a lack natural negative ions. Fred Sokya in "The Ion Effect"( Lester and Orpen Limited, 1977),p.57-58 asserts that Russian scientists found that any enclosed compartment with conditioned air, is likely to be low in total ion count and that a prolonged stay in such environments is "likely to be detrimental." Dr. I.H. Kornblueh offered an observation on the effects of air ions upon gatherings of people. According to Dr. Kornbleuth, where there is a number of people, in an enclosed space, the number of negative small ions get used up quickly, leaving a predominance of positive ions. The concentration of positive ions tends to make people feel uncomfortable. The introduction of negative ions, he says, improves substantially the environment wherein a group of people are congregate.

-- Inbar O, Rotstein A, Dlin R, Dotan R, Sulman F G. "The Effect of Negative Air Ions on Various Physiological Functions During Work in a Hot Environment", Int. J Biometeor, 26 (2), 153-163, 1982 reported that negative air ions improved cardiovascular and thermoregulatory system function in men performing a bicycle exercise trial in a hot (40oC) environment. Heart rate, body temperature and perceived exertion were all reduced.

- A report on an increase in alertness and well-being as a result of negative ions appears in the Journal of Aviation, Space, and Environmental
Medicine, (53) August 1982 p.822-823, in an article entitled "Subjective Response to Negative Air Ion Exposure", by LW Buckalew and A. Rizzuto. The results of controlled studies reflected significant differences in negative ion exposure groups. Prominent perceptions reported by the group exposed to negative ions were reductions in irritability, depression, and tenseness, and increases in calmness and stimulation. For psychological state, negative ion exposure appeared associated with feeling better about self, in being less sensitive, and more responsive or energized.

-- In 1984, a study was published in the "Journal of Abnormal Child Psychology" named, "Negative Air Ionisation improves Memory and Attention in Learning-Disabled and Mentally Retarded Children".The effectiveness of negative ions on mental performance was put to a test by researching the power of negative ions to improve the cognitive abilities of mentally handicapped children, as well as the abilities of normal children. Fourth graders were divided into three groups: normal, learning-disabled and mildly mentally retarded. The results were that half in each group were assigned randomly to an unmodified air-placebo condition under double-blind testing procedures. All of the children breathing negatively ionized air were superior in incidental memory. The action of negative ions on the neurotransmitter, serotonin, may be a mechanism by which negative ions produce such behavioral effects. Negative ions enhanced performance of the order of 8.4% for the normals, 23.6% for the learning disabled and 54.8% for the mildly retarded.


--   Hawkins LH. "Biological Significance of Air Ions". Proc. IEE Colloquium on
ions in the atmosphere, natural and man made. London, UK, 1985. BLL Conf Ind. 3315.470 No 88 1985.Hawkins (1985) asserts that the evidence that ions do have biological effects is overwhelming.

--   Fornof  K  T.,  Gilbert  G  O,  "Stress  and Physiological, Behavioral and
Performance Patterns of Children under Varied Air Ion Levels" Int. J. Biometeorol. 32, 260-270, 1988 reported that indoor air ion levels affect the reactions of children to stressors. Negative air ionization increased physiological tolerance of stressors and reduced secondary effects of stress in behavior and performance. Improvement in conceptualization and attention span coincided with the indicators of reduced stress. Their results confirmed that people of different sympathetic nervous system reactivity respond differently to air ion levels. Autonomic nervous system stability was apparently improved.

-- A consultant to the FDA discovered negative ions may be the cause of increased fatigue levels, eye strain, blurred vision, skin rash, headaches, back pains, irritability, anxiety, depression, and general apathy for those who work at computer terminals for extended periods of time. Charles Wallach, has served as a consultant to many government agencies and industries to create a more healthy indoor working environment. Those who work too close to the face of a cathode ray tube may feel the effects of positive ions or charged molecules of air, created at the face of the video display terminal. Wallace explained that negatively charged molecules of air, or negative ions, promote a sense of well-being for people.

-- Mr. Kruger, in Kreuger A P, Reed E J. "Biological Impact of Small Air Ion", Science, 193, 1209-13, 1976, reported that in laboratory animals serotonin, a powerful neurohormone, could be affected by the polarity and concentration of air ions breathed. Serotonin can produce neurovascular, endocrinal, and metabolic effects throughout the body and plays an important role in mood and sleep patterns. Negative ions act to reduce serotonin levels in the respiratory system, blood and brain, while positive ions increased serotonin levels. Hawkins in Hawkins LH. Biological significance of air ions. Proc. IEE Colloquium on ions in the atmosphere, natural and man made. London, UK, 1985. BLL Conf Ind. 3315.470 No 88 1985, reports that his own work confirmed these effects. High concentrations of serotonin have been associated with migraine headache attacks; thus an increase in negative ions would be expected to reduce migraine attacks. See also, "Effect of Negative Air Ion Treatment on Blood Serotonin and Well-being in Weather sensitive Patients" by Y. Pfeifer and F.G. Sulman, Bioclimatology Unit, Hebrew University-Hadassah Medical Centre, Jerusalem, Israel which concluded that increased concentration of positive ions in the air increases blood serotonin levels, whereas negative air ionization neutralizes the effect of positive air ionization and reduces blood serotonin levels to normal values.

OPERATIONS  TO  DATE

     Hyperstealth has manufactured and sold approximately 250 passive negative ion strips for use in the following series of Hyperstealth's products.

- Centur-ion series is designed for military, police, firefighters, etc. where materials in existing hats, caps and headgear are not made of 100% cotton. It is a self contained unit that is attached via hook and clasp and its approximate weight is 5-12 grams. Once attached the velcro is difficult to remove so that the Centur-ion is somewhat permanent. The strip portion may be removed if the hat needs to be washed.

- Guard-ion series is designed to attach to the side of mobile radios or telephones. It is a products similar to the Centur-ion, but is smaller to enable it to fit onto phones. The Guard-ion weighs approximately 3-8 grams.

- Ionator is an ionic strip surrounded by cotton that is worn with a clip under a collar or placed on the under brim of a hat. It, like the Centur-ion, is a self contained unit with optional clip and option pin for attaching to clothing. The Ionator weighs approximately 5-20 grams. The Centur-ion and Ionator use the same strip but the Centur-ion is semi-permanent while the Ionator (a deluxe version of the Centur-ion) can temporarily be attached to different sets of shirts or jackets by three different backing mechanisms, pin style, clip style, or velcro as with the Centur-ion. Many hats including the majority of military and navy caps used by most crew members aboard ships use nylon, polyester or a polyester / cotton mix. As nylon and polyester create a positive charge, that charge would neutralize most, if not all, negative ions and reduce the ability of the generator to emit ions through those materials. As such the Centur-ion, which is made out of 100% cotton, is stuck onto the polyester or nylon material without having those materials hinder the negative ion production.

- Champ-ion series is designed to permanently fit within the underside brim on cotton baseball hats or can be embedded into cotton clothing to retain a low profile. It weighs approximately 5-12 grams. The Champ-ion is a permanent addition to the hat that is placed within the brim material and cannot be removed. Hyperstealth has sold one hat and has distributed the remainder in connection with promotional activities.

- The Centur-ion, Guard-ion and Ionator all use the same length strip and the Guard-ion is half the width to fit on the side of standard telephones and cellular phones.

      The Passive Negative Ion Generators sold within British Columbia range in price from $5.00 - $20.00. These products were purchased by athletes, shareholders, police officers, doctors and other professionals for feedback on design, wear ability, potential application ideas, and functionality.

     The various Hyperstealth devices are sold under the different brands to target different audiences: the Centur-ion, an inexpensive product, is targeted to law enforcement official and the Ionator is targeted to the business executive for temporary placement so it can be transferred to a different suit or shirt each day. The Guard-ion is to be used with a cordless phone. The Centur-ion or Permanent Champ-ion series is targeted to the golfer or baseball player who might use the product in their hats.

     These devices are being produced in low quantities (approximately 100 Passive Negative Ion strips per quarter) while Hyperstealth seeks a manufacturer, marketer and seller to operate under a license agreement. If Hyperstealth does not find a suitable licensee by the spring of 2002, Hyperstealth intends, finances permitted, to begin large scale manufacturing, marketing and selling of its Passive Negative Ion Generator; Centur-ion, Guard-ion, Ionator and Champ- ion series. Hyperstealth has sold Passive Negative Ion Generators but it currently doesn't have enough supply to properly market and sell the devices so sales have only been to individuals or groups that approached Hyperstealth. The current generators are labor intensive and alternative pressure molding and packet products are being explored to bring labor costs down and inventory up with the limited cash on hand.

     Hyperbaric  Chamber
     -------------------

     Hyperstealth has not yet completed the design of, nor has it manufactured, or sold its hyperbaric chamber.

     A hyperbaric chamber is a contained unit typically found on a ship or hospital that has initially been used to treat divers with the bends. The hyperbaric unit is a pressurized chamber that simulates the initial depth while the diver breathes 100% oxygen simulating a gradual resurfacing so the nitrogen bubbles are unable to reform. While hyperbaric chambers are still used for this purpose, thirteen medical conditions are now approved by the FDA for treatment in approved hyperbaric chambers.

     A traditional hyperbaric chamber allows an individual inside a hyperbaric chamber with twice the normal air pressure, to breathe in double the number of molecules which is the equivalent of ten times the regular amount of oxygen inhaled outside of the hyperbaric chamber. The individual's red blood cells instantly fill with oxygen and the extra oxygen dissolves directly into the blood fluid thereby building up tissue oxygen levels. The hyperbaric chamber atmosphere pressurization occurs slowly to allow adjustment of ear pressure. As the pressure increases the occupants clear pressure changes in their ears. Other than this ear pressure there are no unusual or different sensations.

     The FDA allows currently approved hyperbaric chambers to treat the following conditions:

1.      Air  or  gas  embolism
2. Carbon monoxide poisoning and carbon monoxide poisoning complicated by cyanide poisoning
3.      Clostridal  myositis  and  myonecrosis  (gas  gangrene)
4.      Crush  injury, compartment syndrome, and other acute traumatic ischemias
5.      Decompression  sickness
6.      Enhancement  of  healing  in  selected  problem  wounds
7.      Exceptional  blood  loss  (anemia)
8.      Intracranial  abscess
9.      Necrotizing  soft  tissue  infections
10.     Osteomyelitis  (refractory)
11.     Delayed  radiation  injury  (soft  tissue  and  bony  necrosis)
12.     Skin  grafts  &  flaps  (compromised)
13.      Thermal  burns

     Pressurization has required traditional hyperbaric chambers designs that are confining and claustrophobic for patients as the inner shape must be spherical to withstand high pressure. The spherical shape and required transportation and installation requirements from the manufacturer to the hospital or clinic usually only allow for certain restricting dimensions. Hyperstealth intends to manufacture its hyperbaric chamber in a non_claustrophobic rectangular design, ribbed in steel, encased primarily in industrial glass and equipped with a Passive Negative Ion Generator system. The chamber is intended to accommodate six people and will be expandable to twelve and eighteen person units as needed. This expansion design will also allow for cost savings when compared to purchasing a whole new chamber. One trained attendant is required to operate the hyperbaric chamber. Hyperstealth hopes to make arrangements to provide a mobile hyperbaric chamber that would be self contained so that it may be connected to a hospital, private nursing home or other institutional medical facility. The Association of American Insurance Companies accepts approximately fourteen conditions for coverage using hyperbaric oxygen treatment.

     Hyperstealth believes that the difference between the Hyperstealth's hyperbaric chamber design and other hyperbaric chambers is the capability to double or triple the size of the chamber to provide treatment to several patients simultaneously. Hyperstealth's use of industrial glass as the main wall of the chamber decreases claustrophobia which is a common complaint of patients using hyperbaric chambers. Hyperstealth intends to incorporate the Passive Negative Ion Generator into its hyperbaric chamber within the oxygen Mask or oxygen hood close to the users breathing which Hyperstealth believes will add negative ions to the oxygen.

RAW  MATERIALS  AND  PRODUCTION

     Currently there is no construction of Hyperstealth's hyperbaric chamber and, as such, there are no material suppliers. Hyperstealth intends to have its hyperbaric chambers assembled at Nuytco Research Ltd. in North Vancouver, British Columbia ("Nuytco"). In June 1999, Hyperstealth entered into a non-exclusive agreement with Nuytco in which Nuytco estimated that the cost for production, including all raw materials, for an individual hyperbaric chamber would be approximately $850,000. Hyperstealth believes that there are two other available manufacturers of hyperbaric chambers and intends to seek the most cost efficient terms.

     The various components for Hyperstealth's hyperbaric chamber include industrial glass or plexi-glass, steel and metals that are approved for use for Pressure Vessels for Human Occupancy and that meet National Fire Protection Association codes and standards. The components for the hyperbaric chamber also include double air lock doors, a medical air lock for passing medicines or tools between the attendant within the pressurized chamber and the outside personal, compressors, command and control systems and back up safety systems.

     For the Passive Negative Ion Generator the two key elements can be purchased from a number of different sources. Currently the zeolite element is purchased from NonScents Ltd. Surrey, British Columbia, Canada. Hyperstealth is looking at using FDA approved food grade zeolite in its future Passive Negative Ion Generators. This FDA approved zeolite is provided from Mineral-Right, Inc., Phillipsburg, Kansas.

     The Nonscents version of Zeolite is grey in color while the FDA approved Zeolite from Mineral-Right, Inc. is white. There is no apparent difference between the ion output of either version of zeolite. Nonscents does not market their Zeolite for food processing or anti-caking agent within animal feed, so it never applied for FDA approval. Hyperstealth is also looking at another supplier, The Zeolite Depot, 368a Broad St., Bloomfield, NJ 07003-2794 for a substance that is natural, inert, a non-toxic substance which is federally classified as GRAS (generally regarded as safe), USDA approved as an absorbent in food processing applications and is in EPA compliance. This Zeolite as a powder substance is also FDA approved as a filler in food products and cosmetics.

     The catalyst Hyperstealth uses is virgin tetrafluoroethylene polymer fibre currently purchased from American Seal & Packing, Division of Steadman & Associates, Inc., Fountain Valley, California.

     Hyperstealth currently pays a seamstress $.65 per unit to insert the Passive Negative Ion Generator into Hyperstealth's various products.

RESEARCH  AND  DEVELOPMENT

     From June 1999 through March 31, 2001 Hyperstealth spent an aggregate of approximately $27,000 on administrative, research and development costs for its hyperbaric chamber. For that same period, Hyperstealth spent an aggregate of approximately $21,000 on administrative, research and development costs for its Passive Negative Ion Generator.

     Minimal testing has been done on the Passive Negative Ion Generator by Hyperstealth's president, Guy Cramer. The study, conducted with a portable ion counter, indicated that the negative ion production is at 500 ions per cubic centimeter while at 12"-15" away from the device. Hyperstealth believes that for effectiveness, 15" is the maximum range of the Passive Negative Ion Generator.

     The following tests were carried out for the patent requirements using the Alphalab handheld ion counter within a neutral charge cardboard box so normal ions would not interfere with the readings. The initial prototype was larger, heavier and produced more negative ions per cubic centimetre than current production models. The Zeolite was molded into a solid disk form and uses the same grade as the granuals now used under the cotton sheath.

     Zeolite by itself emits about 180 negative ions per cubic centimetre. The prototype Passive Negative Ion Generator research was conducted to find out if the addition of Virgin Teflon, which carries a natural negative electrical field, when placed in close proximity and in this case located as the core in the middle of the Zeolite puck would cause the Zeolite to increase negative ion output above 180 negative ions per cubic centimetre. The charts below show the properties of the prototype Passive Negative Ion Generator. In the first chart numerous tests were conducted over a few days to determine the minimum and maximum levels of negative ion emission with the hand held ion counter. All readings taken fell in between the minimum and maximum levels.

     The second chart shows similar tests conducted of the same Passive Negative Ion Generator except the Zeolite was immersed into fresh tap water at room temperature. The Zeolite was then placed back into the test area with the Zeolite saturated with water as the mineral is very porous and can carry much more weight when exposed to liquids. Numerous Ion counter readings were taken over a few days to account for any daily changes with the ion emission. The absorption quality of the Zeolite meant that it retained the water for the few days of the research.

     The Higher minimums were due to the fact that as water evaporates it produces negative ions and so even a small amount of evaporation in 33 grams of Zeolite substantially increases the negative ion emission, which comes from both the zeolite and water evaporation.

     Conclusion: The addition of Virgin Teflon as the core of the dry Zeolite puck increased negative ion emission by a minimum of 2.7 times and a maximum
22.2 times greater than Zeolite can normally emit. Saturating the Zeolite with water increased the minimum negative ion output by 16.6 times and a maximum 25 times greater then 100% zeolite can emit. Thus the Passive Negative Ion Generator (Zeolite / Virgin Teflon combination) was able to achieve negative ion emission at levels that were concluded by research such as that of the FAA, considered to be biologically active, meaning that above 500 negative ions per cubic centimetre noticeable beneficial effects or reduction of detrimental effects caused from positive ion emissions were noted by the researchers.

 Example  1:               Dry  zeolite
                                                        NEGATIVE  ION
                            DIMENSIONS         MASS     CONCENTRATION  AT  2
                                                        INCHES  FROM  THE
                                                        APPARATUS
-------------------------------------------------------------------------------

                 Outer  Diameter: 2   inches
 zeolite         Inner  Diameter: 5/8 inches     33 g     Minimum: 500 ions/cc
                 Height:  11/16  inches
  ----------------------------------------------------------------------------
 Virgin          Outer  Diameter:  5/8  inches
 Tetra-
 fluoroethylene  Inner  Diameter:  3/8  inches   7  g     Maximum:4000  ions/cc
 polymer fibre   Height:  11/16  inches
  -----------------------------------------------------------------------------


 Example  2:                                               Wet*  zeolite
                                                           NEGATIVE  ION
                          DIMENSIONS           MASS        CONCENTRATION  AT  2
                                                           INCHES  FROM  THE
                                                           APPARATUS
 -------------------------------------------------------------------------------
                 Outer  Diameter: 2  inches
 Zeolite         Inner  Diameter: 5/8 inches   33 g       Minimum: 3000 ions/cc
                 Height:  11/16  inches
 -------------------------------------------------------------------------------
 Virgin          Outer Diameter: 5/8 inches
 Tetra-
 fluoroethylene  Inner Diameter: 3/8 inches   7  g        Maximum: 4500  ions/cc
 polymer  fibre  Height:  11/16  inches
 -------------------------------------------------------------------------------

* To create the wet zeolite, the zeolite disc from Example 1 was immersed in water for 30 seconds.

Some of the decreased ion output of the current devices determined with duplicate test procedures is due to the cotton cover surrounding all current passive negative ion generators. Cotton will absorb some of the negative ions produced but also allowed for a cleaner looking, smaller unit to be produced by allowing granules of Zeolite to be used versus the molded Zeolite used with the prototype which would fracture with normal use over a two week period of time.

      Dr. Harris is a 1968 graduate in medicine of the University of British Columbia. Following his internship at the Royal Columbian Hospital, New Westminster, British Columbia (1968-1969), Dr. Harris set up a general practice in Burnaby, where he continues to practice 30 years later. Dr. Harris has been an executive of the Department of General Practice at the Royal Columbian Hospital since 1991. From 1980 to 1989, Dr. Harris was the head physician for the Vancouver Canucks hockey team. In 1994, Dr. Harris was appointed to the Scientific Committee of the Therapeutics Initiative at the University of British Columbia. Dr. Harris also serves on the Pharmacy and Therapeutics Committee of the British Columbia Medical Association. Dr. Harris has a special interest in industrial medicine and for approximately twenty years was the physician for Weiser Lock Canada.

     Hyperstealth intends to have Dr. David Harris, an advisor to Hyperstealth and a former director, conduct double blind cross over studies on animals. A double blind cross over study issues one group the actual Passive Negative Ion Generator while the other equal size control group is issued a look-a-like placebo that does not emit any ions. The intended studies will be conducted on the two groups to determine if there is any reaction to the negative ions. The initial study will focus on hormonal levels in the urine which should indicate if a hormone called serotonin, produced when the body is under stress, is reduced with the Passive Negative Ion Generator.

     Research and development has been completed for the Mark II similar to the research and development conducted for the Mark I. A first draft of the patent application has been completed; however, until finances are available to allow for a patent cooperation treaty application and also to allow for the considerable costs associated with patents, Hyperstealth will hold off on submission of the Mark II patent application.

POSSIBLE SIDE EFFECTS AND RISKS ASSOCIATED WITH THE PASSIVE NEGATIVE ION GENERATOR AND HYPERBARIC CHAMBER

     A notable side effect from the use of a Passive Negative Ion Generator is the potential development of or increase in existing facial acne due to the alkaline material used within the Passive Negative Ion Generator which can react with the natural acidic ph of sensitive skin; however, Hyperstealth intends to produce a second prototype (Mark II) that uses different materials that may eliminate skin problems. Hyperstealth is currently writing the patent application for the Mark II and believes that patent pending status can be achieved within three months and production could follow six to twelve months later. Hyperstealth may not have the required capital to produce the Mark II prototype.

     There are health risks associated with the use of hyperbaric oxygen therapy and, as such, some individuals using the hyperbaric chambers may experience one or more of the following: body pains, dizziness, headaches, twitching of the eyes, nausea, fatigue, epileptic seizures, faintness, water accumulation, disorders in saline with fluctuations in electrolytical metabolism, respiratory difficulties, allergies, asthma, heart and circulatory disorders, low blood pressure, inflammations, bleeding embolisms of the lungs and thrombosis, a decrease in bone marrow of up to 1% per month, a breakdown in RNA/DNA, hyperactivity of the pituitary, thyroid and adrenal glands (which may lead to tumors once the gland is exhausted) and problems with neutralizing the air pressure in their ears with the increased pressure in the chambers. Psychological side effects may include emotional unbalance, irritation, vital disinclination, compulsion to meditate, listless towards work, insecurity, anxiety, depression and a rate of attempted suicide and a rate of individuals admitted to drug clinics which is greater in those individuals who have been treated in hyperbaric chambers. Losses resulting from the occurrence of any of these risks could cause Hyperstealth a significant monetary loss if found liable for any of such losses.

THE  MARKET

     Hyperstealth's Passive Negative Ion Generators are designed for closed environments lacking the natural ions. Hyperstealth intends to manufacture and sell hyperbaric chambers to hospitals and clinics in which oxygen is administered to patients at a pressure greater than atmospheric pressure resulting in a significant increase in the oxygen contained in the patient's blood. Hyperstealth's Passive Negative Ion Generator will be incorporated into the chamber to help eliminate many, if not all, of the side effects occurring in hyperbaric chambers or after treatment such as lower reaction time, lessened sense of balance and decreased endurance.

MARKETING  STRATEGY

     Hyperstealth intends to market its Passive Negative Ion Generator technology initially in Canada and subsequently expand into the United States and internationally when manufacturing increases, if at all, to appropriate levels. Hyperstealth may market its products through the Internet.

      Hyperstealth intends to (i) find a licensee which licensee will be responsible for manufacturing, marketing and selling of the Passive Negative Ion Generator with the licensee making royalty payments to Hyperstealth or (ii) manufacture the Passive Negative Ion Generator and thereafter license the completed product to a licensee which licensee will make royalty payments to Hyperstealth. At this time, Hyperstealth does not have the financial capability to manufacture the Passive Negative Ion Generator on a large scale production basis.

     Hyperstealth also intends to market the use of its products initially to specific groups until manufacturing is able to accommodate a higher demand. The initial specific groups that Hyperstealth intends to target include law enforcement personnel, U.S. military, emergency workers and professional athletes (primarily golfers). Hyperstealth intends to make use of advertising on the internet, magazines, newspapers and television.

     Revenues may be generated from Hyperstealth's Passive Negative Ion Generator as follows:

(1) by integrating the Passive Negative Ion Generator with a wide-range of products that are within 12 inches of the head, including:

*  astronaut,  navy  and  submarine  crew uniforms (to minimize or eliminate the
de-ionized  environment     associated  with  closed  environments);

     * telephone mouth pieces including home, business, portable, cellular, and telephone headsets;

     *  bike,  motorcycle,  auto  racing,  fire  fighter  and  military helmets;

     * sporting gear including face guards, baseball hats, golf hats and other hats;

      * surgical, dust, and gas masks; respirators, oxygen masks and military pilot oxygen masks;

     * automobiles and trucks positioned close to the driver to combat fatigue and increase alertness;

     * in law enforcement and military uniforms while on duty to combat fatigue and increase alertness; or

(2) by sub-licensing the manufacturing and marketing rights for the Passive Negative Ion Generator and collecting royalties on all generators sold through the licensee; or

(3) by developing and selling Passive Negative Ion Generators with slightly different technology for use with air vents in homes, offices, automobiles, spacecrafts, submarines, cockpits and passenger jets; or

(4) by entering into research and development programs with hyperbaric medicine and the inclusion of Hyperstealth's Passive Negative Ion Generator; or

(5) by selling the Passive Negative Ion Generator to other manufacturers and users of hyperbaric chambers.

     The cost of manufacturing the Passive Negative Ion Generator for the hyperbaric chamber is expected to be less than $10.00 per unit and the expected cost to the consumer is expected to range from $20.00 to $25.00 per unit. The cost of manufacturing the "Champ-ion" series hat is $15.68 per unit, the cost of manufacturing the Ionator with clip and pin is $6.27, the cost of manufacturing the Guard-ion and Centur-ion products are $4.47 per unit. These costs are calculated using a small scale size of three hundred strips which include catalysts, zeolite, velcro, pins, clips, hats, etc. Wholesale costs of these materials on a larger scale production may reduce Hyperstealth's manufacturing costs. The expected price to the consumer for the "Ionator", "Guard-ion" or "Centur-ion" series of the Passive Negative Ion Generator is between $10.00 to $20.00 per unit. The expected price to the consumer for the "Champ-ion" series hat is $45.00 per hat.

     A significant portion of Hyperstealth's expenses are incurred in Canadian Dollars. As a result, appreciation in the value of these currencies relative to the United States Dollar could affect Hyperstealth's operating results. Foreign currency transaction gains and losses arising from normal business operations are credited to or charged against other income for the period incurred. Fluctuations in the value of Canadian dollars relative to United States dollars may cause currency transaction gains and losses.

LICENSE  FOR  THE  TECHNOLOGY

     Hyperstealth has entered into a 10-year licensing agreement, dated March 18, 1999, with Guy Cramer and Gino Gemma, directors of Hyperstealth, and Robert Dymont and S.O. Tjelta, shareholders of Hyperstealth, for the sole and exclusive rights in Canada to market, sell, develop and produce technology relating to the Passive Negative Ion Generator and hyperbaric chambers.

     Hyperstealth has agreed to pay a royalty fee of 4% of Hyperstealth's gross revenue earned from products relating to the technology less any sales commissions. Hyperstealth has an option to purchase all the rights, title and interests in and to the licensed technology, including any and all patents, trademarks, copyright and intellectual right for 5% of the gross profits for the two year period preceding the exercise of such option. This purchase option is exercisable upon the earlier of the end of the initial 10-year term of the License Agreement, upon two consecutive years of Hyperstealth's attaining $2,000,000 in net profits or at any time during a second 10-year term. In the event that Hyperstealth sells less than two hyperbaric chambers utilizing the technology (or the equivalent monetary value in rental or franchise revenue or other revenue) in any year after the second year, then the licensors will have the right, upon providing written notice, to alter Hyperstealth's territory, to amend the license agreement to grant Hyperstealth a non-exclusive license and/or to revoke its grant of the renewal option set forth in the license agreement.

     Hyperstealth Biotechnology, Inc., a Colorado company of which Guy Cramer and Gino Gemma serve as president and secretary/treasurer respectively, has a 10-year licensing agreement with Guy Cramer, Gino Gemma, Robert Dymont and S. O. Tjelta for the sole and exclusive worldwide rights, exclusive of Canada, to market, sell, develop and produce technology relating to the Passive Negative Ion Generator and hyberbaric chambers. On November 28, 2000, Hyperstealth Biotechnology, Inc. assigned all its right, title and interest in and to its worldwide license to Hyperstealth. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

     On April 5, 2001 Hyperstealth also entered into a letter of intent with Mr. Foo Huat Kim to create a joint venture, Hyperstealth Asia Pacific ("HAP") , whereby Hyperstealth would license to HAP the right to sell Hyperstealth's Ionator, Champ-ion, Guard-ion, Centur-ion and Passive Negative Ion Generators for distribution in Australia, Asia, New Zealand and Israel for a term of ten years with an option to extend such term for an additional ten years. The licensee will pay Hyperstealth $200,000 of which an aggregate of $100,000 will be due prior to signing a formal license agreement and $100,000 will be due within five years from the execution of the license agreement. HAP will also be required to pay royalty fees to Hyperstealth which fees are yet to be finalized. Although a letter of understanding has been executed, as of January 18, 2002, a final form of license agreement has not be agreed upon or executed.

TRADEMARKS,  PATENTS  AND  COPYRIGHTS

     On May 18, 2001, Hyperstealth received a trademark (Reg. No. TMA545,322) for "Hyperstealth" from the Canadian Trademark Office. On June 17, 1999, Hyperstealth filed a trademark application with the United States Patent and Trademark Office (Application No: 75/731,216) for the trademark "Hyperstealth".

     On September 13, 1999, Hyperstealth's president, Guy Cramer, applied for a patent for the Passive Negative Ion Generator with the Canadian Patent Office (Patent Application No. 2,282,155) and on September 13, 2000, Guy Cramer applied for a patent for his Passive Negative Ion generator with the United States Patent and Trademark Office (Application No. 09/661,288). Hyperstealth believes that the average wait time between pending status and an actual patent issued is approximately three years from the time of an initial filing. To date, no objections to Hyperstealth's application have been raised by either the Canadian Patent Office or the United States Patent and Trademark Office; however, objections may arise which could cause a delay in the issuance of a patent.

     On March 1, 2000, Guy Cramer, for nominal consideration, assigned to Gino Gemma (a director of Hyperstealth), Robert Dymont and S.O. Tjelta (shareholders of Hyperstealth), 75% of the rights and interests to his United States and Canadian pending patent for the Passive Negative Ion Generator.

      A delay in the issuance of the requested patents is likely to have little bearing to Hyperstealth's business at this time. If the patents pending for Hyperstealth in the United States and/or Canada are not granted then
Hyperstealth intends to re-submit applications with different forms of passive negative ion generators.

     Hyperstealth does not have patent protection for the concept of its hyperbaric chamber.

CUSTOMERS

     Hyperstealth does not yet have any customers for its products. Although Hyperbaric Ventures Limited was created to purchase hyberbaric chambers from Hyperstealth, Hyperbaric Ventures Limited has not yet placed an order with Hyperstealth and is in the process of winding down. The unit holders of Hyperbaric Ventures Limited have all agreed to have the venture wind down and the attorneys in Canada for Hyperbaric Ventures Limited are preparing the required documents.

COMPETITION

     Because Hyperstealth's Passive Negative Ion Generator is the only passive negative ion generator that Hyperstealth is aware of that generates without a battery or power source, Hyperstealth's expects its competition to be against active negative ion generators. Active negative ion generators are battery or AC powered devices that use coils to increase the voltage to thousands of volts and the negative voltage is forced onto needlepoints forcing the negative charge or negative ions into the air. Active negative ion generators produce millions of negative ions per cubic centimeter. These high levels diminish with distance as they neutralize within about 30 seconds.

     Active negative ion generators are readily available in retail stores as common household appliances used as air cleaners and air purifiers. The differences between the active negative ion generator and Hyperstealth's Passive Negative Ion Generator are:

     (1) the active negative ion generators require a power source to electrically charge a large coil to create a high voltage to generate negative ions, whereas the Passive Negative Ion Generator does not require a power source;

     (2) the active negative ion generators produce ozone as a by_product of spark discharge systems which may be at levels recognized as unsafe for humans or for use in occupied spaces; and

     (3) the active negative ion generators are not safe for use in high oxygen situations as it uses high voltage and a spark discharge system, whereas the Passive Negative Ion Generator is oxygen safe as it is not electronic and does not emit an electromagnetic field.

     The hyperbaric chamber industry is competitive and includes several companies which have achieved substantially greater market shares than Hyperstealth, and have substantially greater financial, research, development and marketing resources than Hyperstealth. There are approximately four hundred hyperbaric oxygen therapy chambers existing in North America. Hyperstealth's competitors may succeed in developing products or technologies that are more effective than those products developed by Hyperstealth or and the products of Hyperstealth's competitors may render Hyperstealth's technology and products obsolete. Hyperstealth intends to promote its hyperbaric chamber as anti-claustrophobic, expandable, and as having the only Passive Negative Ion Generator system installed if testing confirms safe use with pressurized oxygen. Hyperstealth's success will depend on its ability to establish and maintain a competitive position in this marketplace, which Hyperstealth may not be able to do.

UNITED  STATES  FOOD  AND  DRUG  ADMINISTRATION  REGULATIONS

     For use in the United States, the hyperbaric chamber must satisfy certain United States Food and Drug Administration ("FDA") requirements and must receive 510(K) notification. Medical device manufacturers are required to submit a premarket notification or 510(k) if they intend to introduce a device into commercial distribution for the first time or reintroduce a device that will be significantly changed or modified to the extent that its safety or effectiveness could be affected. Section 510(k) of the Food, Drug and Cosmetic Act requires those device manufacturers who must register to notify the FDA, at least 90 days in advance, of their intent to market a medical device. This is known as Pre-market Notification _ also called PMN or 510(k). It allows the FDA to determine whether the device is equivalent to a device already placed into one of the three classification categories. Thus, "new" devices (not in commercial distribution prior to May 28, 1976) that have not been classified can be properly identified. Specifically, medical device manufacturers are required to submit a premarket notification if they intend to introduce a device into commercial distribution for the first time or reintroduce a device that will be significantly changed or modified to the extent that its safety or effectiveness could be affected. Such change or modification could relate to the design, material, chemical composition, energy source, manufacturing process, or intended use.

     Hyperstealth has not yet submitted a pre-market notification for its hyperbaric chamber or for its Passive Negative Ion Generator. Hyperstealth cannot submit a pre-market 510(k) notification to the FDA until it has completed the construction of its hyperbaric chamber. Once Hyperstealth completes the construction of a hyperbaric chamber and submits it to the FDA, pre-market approval could take six to twelve months for receipt of approval, if at all.

     Hyperstealth does not intend to initially promote specific medical claims or the treatment of various diseases in connection with the sale of its Passive Negative Ion Generator until research confirms the products ability to do so and FDA regulations and approvals based on that research has been attained. Hyperstealth believes that it would not need FDA approval for the sale of its Passive Negative Ion Generator within the United States if Hyperstealth does not specifically promote or make medical claims.

EMPLOYEES

     As of January 1, 2002, Hyperstealth had two employees. Hyperstealth believes that its employee relations are good. Hyperstealth's success depends to a large extent upon the continued services of Hyperstealth's key managerial employees. The loss of such personnel could have a material adverse effect on Hyperstealth's business and Hyperstealth's results of operations. See "Risk Factors".

PHYSICAL  FACILITIES  AND  OFFICES

     Hyperstealth does not currently have administrative offices; however, Hyperstealth does pay a monthly fee of $170 for the use of a conference room and for use of the mailing address located at 2300_1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2. Hyperstealth does not have any policies regarding investments in real estate, securities or other forms of property.

     Hyperstealth's telephone number is 604/408_3600 and Hyperstealth's facsimile number is 604/466-5685. Hyperstealth's e_mail address is gcramer@hyperstealth.com. Hyperstealth maintains an Internet Web site at http://www.hyperstealth.com.

LEGAL  PROCEEDINGS

     There is no current outstanding litigation in which Hyperstealth is involved other than routine litigation incidental to ongoing business.

     Hyperstealth has not been involved in any bankruptcy, receivership or similar proceeding and has not had a material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

TRANSFER  AGENT

     Hyperstealth's transfer agent is StockTrans, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

                                 DIVIDEND POLICY

     Hyperstealth has not paid any cash dividends on its common stock and Hyperstealth does not anticipate paying any cash dividends on its common stock in the foreseeable future. Hyperstealth intends to retain future earnings, if any, to finance the expansion and development of Hyperstealth's business. Hyperstealth's board of directors will determine, in its sole discretion, whether to declare any dividends on Hyperstealth's common stock in the future, based on Hyperstealth's earnings, capital requirements, financial position, general economic conditions, and other relevant factors then existing.

                                 USE OF PROCEEDS

     Hyperstealth will not receive any proceeds from the sale of the securities by the selling security holders.

                           CERTAIN TAX CONSIDERATIONS

     The following summarizes the principal Canadian federal income tax considerations applicable to the holding and disposition of common shares in the capital of the company by a holder of a company's common shares who is resident in the United States of America, who has never been a resident of Canada, and who holds common shares solely as capital property (a "United States Holder"). This summary is based on the current provisions of the Income Tax Act (Canada)
(the "ITA"), the regulations thereunder, all amendments thereto publicly proposed by the government of Canada to the date hereof, the published administrative practices of Revenue Canada, Taxation, and on current provision of the Canada_United States Income Tax Convention, 1980, as amended (the "Treaty"). Except as otherwise expressly provided, this summary does not take account of any provincial, territorial or foreign tax law or treaty. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and that there is no other relevant change in any governing law or practice, although no assurance can be given in these respects.

     This summary is not intended to include all circumstances in which a disposition of common shares might occur. This summary does not constitute, and should not be construed to constitute, tax advice to any particular investor. Investors are, therefore, advised to consult their own tax advisors with respect to their individual circumstances. This summary contains information relating only to provisions Canadian federal income tax law, as set out above.

     This summary does not include information relating to the provisions of any taxation legislation of the United States or of any state. Investors who are or may be subject to liability to tax under any legislation of the United States or of any state are advised to consult with their own tax advisors with respect to possible liability.

     Under the ITA, amounts paid or credited or deemed paid or credited on account of dividends to holders of common shares that are resident in a country other than Canada will be subject to withholding tax of 25% of the amount of the dividend. The rate of withholding tax may be reduced pursuant to the terms of a bilateral income tax treaty between Canada and the country in which a holder of common shares is resident. In certain circumstances, the purchase by a company of its common shares may result in a deemed dividend. Under the Treaty, if the recipient of a dividend on the common shares is the beneficial owner of such dividends and is considered to be a resident of the United States for purposes of the Treaty, the rate of Canadian withholding tax on such dividends will generally be reduced to 15% of the amount of such dividends or, if the recipient is a corporation which owns at least 10% of the voting stock of a company, to 5% of the amount of such dividends.

     A holder of common shares who is not resident in Canada will not be subject to tax under the ITA in respect of any capital gain, or be entitled to deduct any capital loss, realized on a disposition of the common shares unless at the time of such disposition such common shares constitute "Taxable Canadian Property" of the holder for purposes of the ITA and the holder is not entitled to relief under a bilateral income tax treaty between Canada and the country in which the holder of the common shares is resident. If the holder is not entitled to relief under a tax treaty, three-quarters of the gain arising on a disposition of Taxable Canadian Property will be taxable at the rates that approximate the rates applicable to residents of Canada. The common shares of a company will not generally constitute "Taxable Canadian Property" at a particular time if they are listed on a prescribed stock exchange (which includes the Canadian Venture Exchange) at that time. However, a holder's common shares and rights to acquire common shares or interests in common shares will be considered "Taxable Canadian Property" if the holder uses or holds, or is deemed to use or hold, such shares in, or in the course of carrying on, a business in Canada, or if at any time during the five year period immediately preceding the disposition of such common shares, the non-resident holder and persons with whom the non-resident holder did not deal at arm's length owned, had rights to acquire, or had interests in 25% or more of the issued shares of any class of the company. Under the Treaty, any gain from a disposition of common shares by a person who is considered a resident of the United States for purposes of the Treaty may be exempt from Canadian tax even if the shares constitute Taxable Canadian Property. This exemption will apply if, at the time of disposition, the value of the common shares did not derive principally from Canadian real property and such shares do not form part of the business property of a permanent establishment of the holder in Canada or pertain to a fixed base available to the holder in Canada for the purpose of performing independent personal services.

     MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion is intended to provide an analysis of Hyperstealth's financial condition and should be read in conjunction with Hyperstealth's financial statements and the notes thereto. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for Hyperstealth's growth, trends in the results of its development, anticipated development plans, operating expenses and Hyperstealth's anticipated capital requirements and capital resources. Hyperstealth's actual results could differ materially from the results discussed in the forward-looking statements. The following discussion is presented in Canadian Dollars.

OVERVIEW
--------

Hyperstealth is a development stage company and has limited operations and no revenue. Hyperstealth has cash on hand to enable it to operate for the next three months assuming there will be no research or development costs. Hyperstealth has relied solely on funds raised by the issuance of shares of its common stock to fund its development. Hyperstealth may not be able to continue to raise funds by the issuance of its common stock, which would then cast substantial doubt on its ability to continue its operations. Currently Hyperstealth does not have any plans to purchase or acquire office space and is able to operate within the homes of its directors and within the conference room that Hyperstealth currently rents. Hyperstealth does not expect to purchase a plant or significant equipment and does not expect significant changes in the number of its employees unless a significant licensee agreement is secured.

As of March 31, 2001, Hyperstealth had $19,957 cash on hand. It is expected that revenues from future operations will help to offset any cash deficiency. Should this cash flow not be sufficient, then Hyperstealth would be required to issue additional shares of its securities to raise capital.

FOR  THE  YEAR  ENDED MARCH 31, 2001 COMPARED WITH THE YEAR ENDED MARCH 31, 2000
--------------------------------------------------------------------------------

For the year ended March 31, 2001, Hyperstealth incurred a loss of $629,583 compared to $677,906 for the year ended March 31, 2000, a decrease in loss of $48,323. The decrease in loss is primarily due to: a decrease in consulting fees of $310,449 of which $288,576 was a one-time fee for services relating to corporate development and assisting Hyperstealth's application for listing of its securities on the OTC Bulletin Board; an increase in professional fees totaling $328,211 due to an increase in stock based compensation paid to outside consultants; and an increase in administration and office and general expenses of $117,364.

Liquidity and Capital Resources. Hyperstealth has limited operations, has not received revenues from any operations and has relied on funds raised by the issue of share capital to fund its development. For the year ended March 31, 2001, Hyperstealth raised $32,205 from the sale of special warrants, compared to $676,132 from the sale of special warrants for the year ended March 31, 2000. During the year ended March 31, 2001, Hyperstealth was also advanced $28,894 from United Dynamics Corp., a company with common officers and directors, to help fund operating costs and received donated capital totaling $23,500.

Development Expenditures. For the year ended March 31, 2001, Hyperstealth expended $1,351 on its research and development activities compared to $53,441 for the year ended March 31, 2000, a decrease of $52,090. The decreased spending is due to Hyperstealth's lack of funds necessary to continue its research program. For the year ended March 31, 2001, Hyperstealth spent $470 on research and development of the hyperbaric chamber, compared to $29,068 for the year ended March 31, 2000, a decrease of $28,598. Hyperstealth also spent $586 for research on its Passive Negative Ion Generator, a decrease of $22,787 from the amount spent for the year months ended March 31, 2000.

FOR  THE  YEAR  ENDED  MARCH  31,  2000
---------------------------------------

The fiscal year ended March 31, 2000 was Hyperstealth's first year of operation. For the year ended March 31, 2000, Hyperstealth incurred a loss of $677,906. The significant components of the loss include $36,000 in administration fees relating to the day-to-day operations of Hyperstealth; $414,392 in consulting fees of which $288,576 was a one-time fee for services relating to corporate development and assisting Hyperstealth with its application for listing of its securities on the OTC Bulletin Board; $93,636 in professional fees relating to licensing agreements, regulatory matters and Hyperstealth's audit; and $53,441 relating to research and development of Hyperstealth's products.

Liquidity and Capital Resources. For the year ended March 31, 2000, Hyperstealth had no operating revenue and operated solely on funds raised by the issuance of common stock and special warrants. For the year ended March 31, 2000, Hyperstealth raised $124,255 from the sale of common stock and $676,132 from the sale of special warrants.

Development Expenditures. For the year ended March 31, 2000, Hyperstealth spent a total of $53,441 in research and development expenditures including $29,068 on the hyperbaric chamber and $23,373 on its Passive Negative Ion Generator.

If Hyperstealth receives a minimal amount of funding, $8,000 per month or less, it intends to use such funds to pursue a licensee for Hyperstealth's products in America and EuroAfrica. If no licensee has been secured, Hyperstealth will attempt to manufacture its Passive Negative Ion Generator and/or its hyperbaric chamber and provide the completed product to a purchaser.

If Hyperstealth receives between $8,000 and $20,000 per month it intends to use such funds to register an additional seventeen trademarks with the United States and Canadian Patent and Trademark offices to further protect the branding of Hyperstealth.

If Hyperstealth receives in excess of $20,000 per month, it intends to use such funds for the above stated items and to process the patent application and costs of Hyperstealth Mark II product, for the creation of large scale manufacturing for the Mark I and Mark II devices, to develop additional products and for promotional activities to make the public aware of the Hyperstealth brand of products. Funding may also be used for additional research to further confirm passive negative ion generators' abilities.


                                   MANAGEMENT

     The following table sets forth certain information regarding the members of Hyperstealth's board of directors and Hyperstealth's executive officers:

Name                         Age          Position
----                        ---          --------

Gino  Gemma                 67          Chairman  of  the  Board  and  Director
Guy  Cramer                 34          President,  Chief  Financial  Officer,
                                        Treasurer  and  Director
Douglas  Spindler           34          Secretary  and  Director
Stephen  Street             63          Director
Dr.  David  Harris          57          Significant  consultant

     Hyperstealth's directors hold office until the next annual meeting of Hyperstealth's shareholders or until their successors are duly elected and qualified. Hyperstealth's executive officers serve at the pleasure of the board of directors. Set forth below is a summary description of the principal occupation and business experience of each of Hyperstealth's directors and executive officers for at least the last five years.

     GINO GEMMA has served as the Chairman of Hyperstealth's board of directors since 1999. Mr. Gemma also serves as a director of United Dynamics Corp., a company that provides information based on various algorithms and operates various Internet Web sites. From 1990 to 1999, Mr. Gemma served as a sales representative of B.C. Hydro Power Smart, a British Columbia, Canada, provincial government company. From 1983 to 1990, Mr. Gemma was employed by Magnum Distribution Ltd., a British Columbia company, which designs communication devices. In 1966, Mr. Gemma received his certification as a Sales Marketing Executive from the University of British Columbia and in 1999 Mr. Gemma received his "ASTT" (Applied Science Technology Technologist) status from the British Columbia Institute of Technology which included studies in the evaluation of electrical loads, lightning components, energy use and power efficiency. Professionals that utilize an ASTT are electrical inspectors. Mr. Gemma is also a licensed scuba diving instructor.

     GUY CRAMER has served as Hyperstealth's President, Chief Financial Officer, Treasurer, and a director of Hyperstealth since 1999. Mr. Cramer also serves as the president and a director United Dynamics Corp., a company that provides information based on various algorithms and operates various Internet Web sites. From 1994 to 1999, Mr. Cramer was employed in various sales and managerial capacities by Hy_Line Sales, Ltd., a plumbing wholesale agent. In 1996, Mr. Cramer consulted directly with Glen Sather, the general manager of the Edmonton Oilers, a professional hockey franchise, on matters relating to hyperbaric oxygen therapy. Guy Cramer sold three active negative ion generators to the team. From 1993 to 1995, Mr. Cramer worked with several general managers of the National Hockey League including the managers of the Vancouver Canucks, the Detroit Red Wings, the San Jose Sharks and the Toronto Maple Leafs. Mr. Cramer corresponded on matters related to negative ion training and hyperbaric chambers; however, Mr. Cramer has not worked with or had contact with these managers since 1996. In 1996, Mr. Cramer founded Trinity Consulting which reviews the discoveries of negative ion research. Prior to 1994, Mr. Cramer was employed as a geophysics research assistant and co-authored a paper on greenhouse gases for the United Nations Environmental Program.

     DOUGLAS SPINDLER has served as Secretary of Hyperstealth since 1999 and has served as a director of Hyperstealth since July 2001. Mr. Spindler also serves as the secretary and as a director of United Dynamics Corp., a company that provides information based on various algorithms and operates various Internet Web sites. Since November 2000, Mr. Spindler has served as Treasurer and Investment Manager for the City of Burnaby in British Columbia. From 1995 to 2000, Mr. Spindler worked for Van City Credit Union as a financial advisor for retail clients. Mr. Spindler also acted as Branch Compliance Manager since 1998 for the same Credit Union, overseeing 13 registered sales representatives, over $14 million in mutual fund assets and over $65 million in credit and investment assets. From 1990 to 1998, Mr. Spindler was a member of the Maryland National Guard, United States Army Reserves. In 1990, Mr. Spindler served as an intern for the Maryland General Assembly in Annapolis, Maryland under Delegate Timothy
F. Maloney. In 1992, Mr. Spindler graduated from Towson State University, Baltimore, Maryland with a Bachelor of Arts degree in Political Science and a minor designation in Communications.

     STEPHEN STREET has served as a member of Hyperstealth's board of directors since 1999. Mr. Street also serves as a director of United Dynamics Corp., a company that provides information based on various algorithms and operates various Internet Web sites. From 1961 to 1990, Mr. Street served as a stockbroker for the investment firm of Wood Gundy. In 1991, Mr. Street founded Street Enterprises, Inc., a lighting and janitorial supplies company. Mr. Street has completed courses in Canadian securities and has completed courses at the New York Stock Exchange. Mr. Street has also qualified for the Electrical Utility Operations (Level 1) diploma and has taken the Professional Selling course offered by the Vancouver School Board.

      DR. DAVID HARRIS is a 1968 graduate in medicine of the University of British Columbia. Following his internship at the Royal Columbian Hospital, New Westminster, British Columbia (1968-1969), Dr. Harris set up a general practice in Burnaby, where he continues to practice 30 years later. Dr. Harris has been an executive of the Department of General Practice at the Royal Columbian Hospital since 1991. From 1980 to 1989, Dr. Harris was the head physician for the Vancouver Canucks hockey team. In 1994, Dr. Harris was appointed to the Scientific Committee of the Therapeutics Initiative at the University of British Columbia. Dr. Harris also serves on the Pharmacy and Therapeutics Committee of the British Columbia Medical Association. Dr. Harris has a special interest in industrial medicine and for approximately twenty years was the physician for Weiser Lock Canada.

     There are no family relationships among Hyperstealth's directors, executive officers or other persons nominated or chosen to become officers or executive officers.

EMPLOYMENT  AGREEMENTS

     Hyperstealth does not have any direct employment agreements with any of its executive officers other than the consulting agreements it has with entities owned by Mr. Cramer and Mr. Gemma and the co-founders agreement entered into on April 22, 1999 which included agreements with Mr. Cramer and Mr. Gemma. Mr. Cramer is expected to devote approximately 75% to 100% of his time to Hyperstealth's business, Mr. Gemma is expected to spend approximately 20% of his time on Hyperstealth's business, Mr. Spindler is expected to spend approximately 20% of his time on Hyperstealth's business and Mr. Street is expected to spend approximately 10% of his time on Hyperstealth's business.

DIRECTOR  COMPENSATION

     Hyperstealth does not currently pay any cash compensation to directors for serving on its board, but Hyperstealth intends to grant its directors common stock options. Hyperstealth reimburses its directors for out_of_pocket expenses for attending board and committee meetings.

EXECUTIVE  COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth information concerning the total compensation that Hyperstealth has paid or accrued on behalf of Hyperstealth's chief executive officer during the fiscal year ending March 31, 2000. None of Hyperstealth's officers received a salary or bonus in excess of $100,000 for services rendered during such fiscal year. There were no long-term compensation awards or payouts or other compensation granted for the fiscal year ended March 31, 2000.

Name  and                                         Annual  Compensation
                                       -------------------------------
Position                    Year                  Salary               Bonus
--------                    ----                  ------               -----

Gino  Gemma,              Fiscal  year  ended     $42,000 (1)          $  0
Chairman,  director       March  31,  2000

Guy  Cramer,  President,  Fiscal  year ended       36,000 (2)          $  0
Treasurer  and  director  March  31,  2000

(1) Mr. Gemma is compensated as a corporate administrator and consultant through GAC/USW Ltd., a private British Columbia company of which Mr. Gemma owns 100%, pursuant to co-founders agreement dated April 22, 1999, whereby GAC/USW Ltd. was supposed to receive $4,000 per month. GAC/USW Ltd. has entered into a verbal agreement as of September 1, 2000 to only receive $1,000 per month until Hyperstealth raises more working capital to support the compensation agreed to under the co-founders agreement; however GAC/USW Ltd. has not yet received any payment for the fiscal year ended March 31, 2001. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Co-Founders Agreement".

(2) Mr. Cramer is compensated as a corporate administrator and consultant through Trinity Consulting, a sole proprietorship owned by Mr. Cramer, pursuant to a co-founders agreement dated April 22, 1999, whereby Mr. Cramer receives $4,000 per month; however Trinity Consulting has not yet received payment for the fiscal year ended March 31, 2001. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Co-Founders Agreement".

                       OPTIONS GRANTED IN LAST FISCAL YEAR
                       -----------------------------------

                     Number  of  securities    Percent of total options
                       underlying options      granted                   Exercise   Expiration
Name                    granted  (#)           fiscal year 2000          ($/SH)      Date
----                ---------------            ----------------          ------      ----------
Gino  Gemma              50,000                     11.8%                 1.00        Sept.  7,  2005
Guy Cramer               50,000                     11.8%                 1.00        Sept.  7,  2005
Stephen  Street          50,000                     11.8%                 1.00        Sept.  7,  2005

CONSULTING  AGREEMENTS

     On March 24, 1999, Hyperstealth entered into a consulting agreement with Vamp International Holdings, Inc. whose principal is Robert Dymont who owns

1,000,000 shares of Hyperstealth's common stock and is a selling securityholder. Pursuant to the consulting agreement, Vamp International is to assist Hyperstealth in its corporate development, finalizing its business plan and assisting Hyperstealth's application for listing of its securities on the OTC Bulletin Board. The consulting agreement provides for a 10% finders fee payable to Vamp International for any financing which Hyperstealth receives from introductions by Vamp International. Vamp International also receives $4,000 per month as a corporate consultant under the co_founders agreement entered into on April 22, 1999. As of September 1, 2000, Vamp International verbally agreed to only receive $1,000 per month until Hyperstealth raises additional working capital to support the agreed fees. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Co-Founders Agreement".

     On March 24, 1999, Hyperstealth entered into a consulting agreement with Tjelta & Associates whose principal is S.O. Tjelta who owns 1,000,000 shares of Hyperstealth's common stock and is a selling securityholder. Pursuant to the consulting agreement, Tjelta & Associates is to assist Hyperstealth in its corporate development, finalizing its business plan and assisting Hyperstealth's application for listing of its securities on the OTC Bulletin Board. The consulting agreement provides for a 10% finders fee payable to Tjelta & Associates for any financing which Hyperstealth receives from introductions by Tjelta & Associates. Tjelta & Associates also receives $4,000 per month as a corporate consultant under the co_founders agreement entered into on April 22, 1999. As of September 1, 2000, Tjelta & Associates has agreed to only receive $1,000 per month until Hyperstealth raises more working capital to support the agreed compensation fees. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Co-Founders Agreement".

     Both Vamp International and Tjelta & Associates offer corporate consulting services to private and public companies. Vamp International offers services related to business and contract negotiations, business contacts, press releases, management infrastructure and guidance while Tjelta & Associates specializes in drafting and/or editing business plans, preliminary drafting of legal agreements, corporate contracts, and capital structuring for public companies.

     On April 12, 1999, Hyperstealth entered into a consulting agreement with TPG Capital Corporation which owns a warrant for 500,000 shares of common stock of Hyperstealth and is a selling securityholder. TPG Capital and its affiliates were retained to advise and assist Hyperstealth in becoming a United States reporting company and in listing its securities on a regional or national United States stock exchange. Hyperstealth has paid TPG Capital $190,000 and issued to it a warrant for 500,000 shares of common stock for its services and the services of its affiliates.

INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS

     Hyperstealth will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by Hyperstealth or by a corporation or other legal entity or enterprise, officer, employee, or agent of Hyperstealth or is or was serving at the request of Hyperstealth as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that no one shall be indemnified if he has failed to carry out his duty to act in accordance with the Company Act or any rule of law; and in any event until court approval has been granted with respect to such indemnification.

     Hyperstealth will indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for Hyperstealth unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, willful act or default or fraud by such person in any of which events Hyperstealth shall only indemnify such person if the directors, in their absolute discretion, so decide or Hyperstealth by ordinary resolution shall so direct. The directors of Hyperstealth are authorized from time to time to cause Hyperstealth to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of Hyperstealth or any corporation controlled by it. The failure of Hyperstealth's director or officer to comply with the provisions of the Company Act, the Memorandum or its Articles of Association shall not invalidate any indemnity to which he is entitled.

     Subject to the Company Act, no director or officer or employee for the time being of Hyperstealth shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to Hyperstealth through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Hyperstealth shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act or default, negligence, breach of trust or breach of duty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Hyperstealth's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Hyperstealth has been advised that in the opinion of the Securities and Exchange Commission indemnification for such liabilities is against public policy as expressed in the Securities Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the date of this prospectus regarding the beneficial ownership of Hyperstealth's common stock by each of Hyperstealth's executive officers and directors and by each person who owns in excess of five percent of Hyperstealth's common stock after giving effect to the exercise of warrants or options held by the named securityholder.


Name and Address                          Number of                              Percent of Shares
of Beneficial Owner                   Shares  Owned (1)                          of Class Owned (2)
------------------------------------  -----------------                          ------------------
Guy Cramer (3)(4)(10)                    1,050,001                                          15.67%
President, Chief Financial Officer,
Treasurer and Director
1335 Sutherland Avenue
Port Coquitlam, British Columbia
V3B 7G7 Canada

Gino Gemma (3)(5)(10)                    1,050,001                                          15.67%
Director and Chairman
6441 Lougheed Hwy
Burnaby BC V5B3A1

Douglas Spindler                            39,200                                           0.59%
Secretary
6 - 7321 Monteceto Drive
Burnaby, British Columbia
V5A 1R2 Canada

Stephen Street (6)                         50,000                                           0.75%
Director
1082 Linnae Avenue
North Vancouver, British Columbia
V7R 1Z4 Canada

Robert Dymont (7)                       1,110,000                                          16.57%
Consultant
1670 Seymour Place
Point Roberts, Washington  98281

S.O. Tjelta (8)                         1,110,000                                          16.57%
Consultant
346 Mount Parke Drive.
P.O. Box 103
Mayne Island, British Columbia
V0N 2J0 Canada

TPG Capital Corporation (9)               500,000                                           7.47%
1504 R Street N.W.
Washington, DC 20009

United Dynamics Corp. (10)              1,000,000                                           14.9%
Suite 330
1919 14th Street
Boulder, Colorado 80302

Executive officers and                  2,189,202                                          32.68%
directors as a group
(4 Persons)(11)


(1) The number of shares of common stock includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which such person or entity has the right to acquire within sixty days after January 1, 2002. The information is based upon information furnished by the persons listed.

(2) Based on 6,697,054 shares of Hyperstealth's common stock currently outstanding.

(3) The shares of common stock owned by Messrs. Gemma, Cramer, Dymont and Tjelta are pooled pursuant to a pooling agreement dated August 17, 1999. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"

(4) Mr. Cramer owns 1,000,001 shares of common stock, an option to purchase 50,000 shares of common stock exercisable at $.001 per share. Such figure does not include a 19.45% interest in the 1,000,000 shares owned by United Dynamics Corp.

(5) Mr. Gemma owns 1,000,001 shares of common stock, an option to purchase 50,000 shares of common stock exercisable at $.001 per share. Such figure does not include a 19.45% interest in the 1,000,000 shares owned by United Dynamics Corp.

(6) Consists of an option to purchase 50,000 shares of Hyperstealth's common stock, currently exercisable at $1.00 per share.

(7) Mr. Dymont owns 1,000,000 shares of common stock and an option to purchase 110,000 shares of Hyperstealth's common stock, currently exercisable at $1.00 per share. Such figure does not include a 19.45% interest in the 1,000,000 shares owned by United Dynamics Corp.

(8) Mr. Tjelta owns 1,000,000 shares of common stock and an option to purchase 110,000 shares of Hyperstealth's common stock, currently exercisable at $1.00 per share. Such figure does not include a 19.45% interest in the 1,000,000 shares owned by United Dynamics Corp.

(9) The named shareholder owns an option to purchase 500,000 shares and its principal is James M. Cassidy.

(10) Messrs. Cramer, Gemma, Dymont and Tjelta each own a 19.45% interest in United Dynamics Corp., which owns 1,000,000 shares of Hyperstealth's common stock. Additionally, Hyperstealth owns 1,000,000 shares of the common stock of United Dynamics Corp. Messrs Cramer, Gemma, Spindler and Street are officers and/or directors of the named shareholder and are also officers and/or directors of Hyperstealth.

(11) Includes an aggregate of 2,139,202 shares owned by Messrs. Cramer, Gemma, Spindler, and an option to purchase 50,000 shares owned by Mr. Street. Such figure does not include the aggregated 38.9% interest in United Dynamics Corp. owned by Messrs. Gemma and Cramer.

     Because Hyperstealth's executive officers and directors and affiliates beneficially own in excess of 50% of Hyperstealth's outstanding common stock, they are able to exercise a controlling influence over the election of directors and other matters requiring stockholder approval, including change of control transactions. The effect of such management control could be to delay or prevent any change of Hyperstealth's management control.

                             SELLING SECURITYHOLDERS

     Hyperstealth is registering for resale 2,947,052 shares of its common stock and 923,100 shares of common stock issuable upon the exercise of outstanding options held by an aggregate of 117 securityholders. The selling securityholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "RISK FACTORS".

     All the selling securityholders with the exception of Messrs. Gemma, Tjelta, Dymont, Guy Cramer and United Dynamics Corp. have entered into a pooling agreement dated November 30, 2000 aggregating 1,697,052 shares of common stock. The pooled shares of common stock were deposited with an escrow agent, StockTrans, Inc., Hyperstealth's transfer agent. All the pooled shares are being registered for sale herein on behalf of the selling securityholders. The pooled shares shall be released to the shareholders and become available for trading in the following manner: 30% on the listing of Hyperstealth's common stock on the OTC Bulletin Board (the "First Release"); 30% 12 months following the First Release; and 40% 15 months following the First Release. Provisions have not been provided in the pooling agreement in the event that the shares are not successfully listed on the OTC Bulletin Board.

     One or more broker-dealers may be the principal market makers for the shares being offered. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market makers, if commenced, may subsequently be discontinued.

     All of the selling securityholders' shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.


Holders  of  Shares  of  Common  Stock
--------------------------------------

     The following table sets forth certain ownership and registration information regarding the shares held by each person who is a selling securityholder.

Name and Address       Number of Shares    Number of Shares  Percentage of          Percentage of
of  Beneficial  Owner  of  Common          of Common         Stock Owned            Stock  Owned
                       Stock Beneficially  Offered  Herein   Prior to Offering (1)  after Offering (2)
                       Owned
---------------------  ------------------  ----------------  ---------------------  ------------------
Acton,  Sandy                 20,000            20,000               (*)                    (*)
RR#2,  S4E-C8
Gibsons,  B.C.,  V0N  1V0

Allen,  Jerry-Lee             10,000            10,000               (*)                    (*)
4347  Victory  St.
Burnaby,  B.C.,  V5J  1R1

Anderson,  Lorraine  V.       10,000            10,000               (*)                    (*)
9083  -  112th  St.
Delta,  B.C.

Ansari,  Asrar                20,000            20,000               (*)                    (*)
534  -  14th  St.  W.
N.  Vancouver,  B.C.,
V7M1P9

Ansari,  Sofia                10,000            10,000               (*)                     (*)
534  -  14th  St.  W.
N.  Vancouver,  B.C.,
V7M1P9

Arborak,  Gord                10,000            10,000               (*)                     (*)
3934  E.  1st  Ave.
Burnaby,  B.C.,  V5C  5S3



                                      -28-

Attwell, Warren               25,000            25,000               (*)                     (*)
3020  Armada  St.
Coquitlam,  B.C.,  V3C  3S3

Bachman,  Ben                 10,000            10,000               (*)                     (*)
2889  Norland  Ave.
Burnaby,  B.C.,  V5b  3A9

Baird,  William  Arther       20,000            20,000               (*)                     (*)
2740  Anchor  Way
Pender  Island,  B.C.,
V0N2M0

Baljack,  Edith               10,000            10,000               (*)                     (*)
743  Sydney  Ave.
Coquitlam,  B.C.,  V3K  3K3

Beaton,  Nancy                10,000            10,000               (*)                     (*)
#45,  12190  -  84th  Ave.
Surrey,  B.C.,  V3W  9S5

Benedictson,  Gail            10,000            10,000               (*)                     (*)
419  Red  Wing  Court
Penticton,  B.C.,  V2A  8N7

Benedictson, Tracey1          10,834            10,834               (*)                     (*)
9958  149th  St.
Surrey,  B.C.,  V3R  7W7

Benedictson,  Vern            10,000            10,000               (*)                     (*)
419  Red  Wing  Court
Penticton,  B.C.,  V2A  8N7

Bernard,  Randy               30,000            30,000               (*)                     (*)
2633  Parker  St.
Vancouver,  B.C.,  V5K  2T5

Booth,  Innes                 10,000            10,000               (*)                     (*)
4579  Capilano  Rd.
N.  Vancouver,  B.C.,
V7R4K2

Brennan,  David               10,000            10,000               (*)                     (*)
16a  Stevens  Rd.
Singapore,  257832

Brunner,  Ray                 10,000            10,000               (*)                     (*)
W.2254  Swinburne
N.  Vancouver,  B.C.,  V7H  1L1

Burns,  Kevin                 10,000            10,000               (*)                     (*)
P.O.  Box  18
Merville,  B.C.,  V0R  2M0

Chauhan,  Uttam               10,000            10,000               (*)                     (*)
5262  Hardwick  Street
Burnaby,  B.C.,  V5G  1P9


                                      -29-

Chia,  Robert                 10,000            10,000               (*)                     (*)
6507  Elwell  St.
Burnaby,  B.C.,  V5E  1J9

Chor,  Virginia               10,000            10,000               (*)                     (*)
4237  Gilpin  Cres.
Burnaby,  B.C.,  V5G  2K3

Clockwise  Ventures           10,000            10,000               (*)                     (*)
Principal:  Randy  Bernard
408  -  2001  Wall  St.
Vancouver,  B.C.,  V5L  5E4

Cramer,  David  (3)           10,000            10,000               (*)                     (*)
110  -  4630  Ponderosa  Drive
Peachland,  B.C.,  V0H  1X0

Cramer,  Guy  (4)          1,000,001           250,000              14.9%                   11.19%
1335  Sutherland  Avenueport
Coquitlam,  B.C.  V3B  7G7

Crosby,  Jack A               10,000            10,000               (*)                     (*)
1849  Foster,  Ave.
Coquitlam,  B.C.,  V3J  7K8

Curley,  Don                  33,333            33,333               (*)                     (*)
10215  -  107a  St.
Surrey,  B.C.,  V4N  4N6

Darbyshire,  Brian
&  Janice                     10,000            10,000               (*)                     (*)
211  -  60th  St.
Salmon  Arm,  B.C.,  V1E  1Y2

Demos,  John                  10,000            10,000               (*)                     (*)
207  -  371  Ellesmere  Ave.
Burnaby,  B.C.

Dhut,  Terry                  10,000            10,000               (*)                     (*)
12113  Cherrywood  Dr.
Maple  Ridge,  B.C.,
V2X9K4

Dymont,  Robert  (5)       1,000,000           250,000              14.9%                  11.19%
1670  Seymour  Placepoint
Roberts,  Washington  98281


                                      -30-

Edgecreek  Developments       10,000            10,000                (*)                    (*)
Principal:  Brandon  Warner
P.O.  29533
Maple  Ridge,  B.C.,  V2X  0V2

Elliott,  Shari               10,000            10,000               (*)                     (*)
207  -  555  North  Road
Coquitlam,  B.C.,  V3J  1N8

Falbo,  Vince                 10,000            10,000               (*)                     (*)
6311  -  190th  St.
Surrey,  B.C.,  V3S  8G7

First Marathon
Securities Ltd.               10,000            10,000               (*)                     (*)
In  Trust  for  Mclaren,  William
First  Marathon:
3000-130  King  St.W.
Tor.,  Ont.,  V5X  1J9
Mclaren:  27  Birchwynd
Anmore,  B.C.,  V3C  4Y5

Fisher,  Elaine               10,000            10,000               (*)                     (*)
7379  Moniecita  Dr.,
Burnaby,  B.C.,  V5A  1R4

Flangan, Robert               18,000            18,000               (*)                     (*)
334  -  1252  Town  Centre  Blvd.,
Coquitlam,  B.C.,  V3E  7R7

Fox,  John                    10,000            10,000               (*)                     (*)
37181  Schooner  Way
R.R.  #2
Pender  Island,  B.C.,
V0N2M2

Furci,  Carmen                20,000            20,000               (*)                     (*)
2468  Evergreen  St.
York  Town  Heights,  N.Y.,
10598

Gabinet,  Ron & Joan          10,000            10,000               (*)                     (*)
R.R.  2
Pender  Island,  B.C.,
V0N2M2

Gemma,  Beverly(6)            10,000            10,000               (*)                     (*)
6441  Laughed  Hwy.
Burnaby,  B.C.,  V5B  3A1

Gemma,  Gino  (7)          1,000,001           250,000               14.9%                  11.19%
6441 Laughed Highway
Burnaby, BC V5B 3A1


                                      -31-

Grabas,  Mark                 10,000            10,000               (*)                     (*)
Box  40,  Granville
Squaresuite  230  200
Granville  St.
Vancouver,  B.C.V6C  1S4

Hagarty,  Tim                 10,000            10,000               (*)                     (*)
2711  Anchor  Way
 North  Pender  Island,  B.C.,
V0N  2M0

Hagedorn,  Blaine             10,000            10,000               (*)                     (*)
P.O.  Box  370
Gibsons,  B.C.,  V0N  1V0

Harris, Dr. David(8)          10,000            10,000               (*)                     (*)
7605  -  6th  St.
Burnaby,  B.C.,  V3N  3M6

Harris,  Mel                  10,000            10,000               (*)                     (*)
12808  -  13th  Ave.
Surrey,  B.C.,  V4A  1B4

Haywood  Securities  Inc.     20,000            20,000               (*)                     (*)
in  Trust  for  Peter  Meyer
Meyer:  683  -  1755  Robson  St.
Vancouver,  B.C.,  V6G  3B7

Hirsekorn,  Birnd             33,334            33,334               (*)                     (*)
17182  -  21  Ave.
Surrey,  B.C.,  V4P  2T4


Hughes, Ron (9)               10,000            10,000               (*)                     (*)
7430  Mark  Crescent
Burnaby,  B.C.,  V5A  1Z3

Karram, Michael               40,000            40,000               (*)                     (*)
4780  E.  Hastings  St.
Burnaby,  B.C.,  V5C  2K7

Keith,  Leanne                10,000            10,000               (*)                     (*)
5076  Massey  Driv
Delta,  B.C.,  V4K  1B5

Kenney,  Charlene             10,000            10,000               (*)                     (*)
21830  -  124th  Ave.
Maple  Ridge,  B.C.,  V2X  4H9


                                      -32-

Kinney, Kenneth               14,667            14,667               (*)                     (*)
9220  -  206th  St.
Langley,  B.C.,  V1M  2W8

Kjrj  Holding                 10,000            10,000               (*)                     (*)
Principal:  Ken  Nairn
5726  Ferguson  Court
Delta,  B.C.,  V4L  2J4

Langlois, Roger               10,000            10,000               (*)                     (*)
RR  #2,  S4-C1
Gibsons,  B.C.,  V0N  1V0

Lau,  Gereld                  10,000            10,000               (*)                     (*)
1648  Scarborough  Cres.
Port  Coquitlam,  B.C.,
V3C2R1

Lawrence, Larry               20,000            20,000               (*)                     (*)
88  -  2165  Fortress  Dr.
P.  Coquitlam,  B.C.,
V3C6E8

Lom  Nominees  Limited       200,000           200,000             2.98%                     (*)
the  Lom  Building  (10)
27  Bried  Street
Hamilton  11,  Bermuda

Lunden,  Glenn                10,000            10,000               (*)                     (*)
9355  Sullivan  Street
Burnaby,  B.C.,  V3J  1H6

Macinnes,  Kathleen           15,000            15,000               (*)                     (*)
#2-915  Fort Fraser Rise
Port  Coquitlam,  B.C.
V3C6K3

Matsen,  Dr.  John            53,334            53,334               (*)                     (*)
156  W.  3rd  St.
North  Vancouver,  B.C.,
V7M1E8

Matulik,  Ivan                10,000            10,000               (*)                     (*)
1107- 1288 West Georgia St.
Vancouver,  B.C.,  V6E 4R3

Mcfegan, Elaine               10,000            10,000               (*)                     (*)
1273  Coutts  Pl.
P.  Coquitlam,  B.C.,  V3C  5Y9

Mcfegan, Robert               10,000            10,000               (*)                     (*)
14  -  788  Citadel  Dr.
P.  Coquitlam,  B.C.,  V3C  6G9


                                      -33-

Meadow  Ventures  Ltd.(11)    27,000            27,000               (*)                     (*)
9192  -  206  Street
Langley,  B.C.,  V1M  2X2

Merrill  Lynch  in  Trust     10,000            10,000               (*)                     (*)
for  Clarke,  Jeff
Clarke:  Rr#2,  Site  35
Comp.  E-7,  Peachland,  B.C.

Merrill  Lynch  in  Trust     10,000            10,000               (*)                     (*)
for  Eakins,  Karen
Eakins:  21840  -  44a  Ave.
Langley,  B.C.,  V3A  8E1

Merrill  Lynch  in  Trust     20,000            20,000               (*)                     (*)
for Edgecombe, Bernadette(12)
Edgecombe:  Rr#2,  S4-c1
Gibsons,  B.C.,  V0N  1V0


Merrill  Lynch  in  Trust     10,000            10,000               (*)                     (*)
for  Featherstone,  Ron
Featherstone:  13564  -  14a  Ave.
Surrey,  B.C.

Merrill  Lynch  in  Trust     20,000            20,000               (*)                     (*)
for  Langdeau,  Susan  (13)
Langdeau:  12474  Laity  Street
Maple  Ridge,  B.C.,  V2X  5B5

Merrill  Lynch  in  Trust     10,000            10,000               (*)                     (*)
for  Mcfegan,  Peter
Mcfegan:  Pitt  Meadows,  B.C.

Merrill  Lynch  in  Trust     10,000            10,000               (*)                     (*)
for  Smith,  Cam
Smith:  5636  -  184th  St.
Surrey,  B.C.,  V3S  4M9

Merrill  Lynch  in  Trust     10,000            10,000               (*)                     (*)
for  Smith,  Syd
Smith:  6188  -  180th  St.
Surrey,  B.C.,  V3S  4L6

Merrill  Lynch  in  Trust     10,000            10,000               (*)                     (*)
for  Uotuk,  Terry
Uotuk:  20635  -  91a  Ave.
Langley,  B.C.


                                      -34-

Merrill  Lynch  in  Trust     10,000            10,000               (*)                     (*)
for  Veale,  Gerry  (14)
Veale:  R.R.#4,  S7-c60
Gibsons,  B.C.,  V0N  1V0

Moore,  Thomas                20,000            20,000               (*)                     (*)
2734  Ancor  Way,  R.R.  #1
Pender  Island,  V5B  3A1

Morena,  Dennis               10,000            10,000               (*)                     (*)
615  Renfrew  St.
Vancouver,  B.C.,  V5K  4X4

Nesbitt  Burns  in  Trust     10,000            10,000               (*)                     (*)
for  Reid,  Michael
Nesbitt  Burns:  1800  -  885  W.  Georgia  St.
Van.,  B.C.,  V6C  3E8
Reid:  Richmond,  B.C.

Nicolette,  Frank N.          10,000            10,000               (*)                     (*)
3640  Nanaimo  Cr.
Abbotsford,  B.C.

Obcena,  Cecile               10,000            10,000               (*)                     (*)
2217  Brookmount  Ave.
Port  Moody,  B.C.,  V3H  2L2

Oliver,  Doug                 10,000            10,000               (*)                     (*)
4201  Armadale  Road
Pender  Island,  B.C.,  V0N  2M1

Purrino,  Papa                10,667            10,667               (*)                     (*)
4543  E.  Hastings  St.
Burnaby,  B.C.,  V5C  2K3

Rbc  Dominion
Securities  Inc.              10,000            10,000               (*)                     (*)
In  Trust  for  Ralph,  Ramona
2100  -  666  Burrard  St.
Van.,  B.C.,  V6C  3B1
Ralph:  23604  -  116th  Ave.
Maple  Ridge,  B.C.,  V4R  2C5

Rbc  Dominion
Securities Inc.              10,000             10,000               (*)                     (*)
in  Trust  for  Bertoia,  Kenneth
2100  -  666  Burrard  St.
Van.,  B.C.,  V6C  3B1
Bertoia:  644  Claremont  St.
Coq.,  B.C.,  V3J  3T4


                                      -35-

Rbc  Dominion
Securities  Inc.             10,000            10,000                (*)                     (*)
in Trust for Mcfegan, Robert
2100  -  666  Burrard  St.
Van.,  B.C.,  V6C  3B1
Mcfegan:  14  -  788  Citadel  Dr.
P.  Coquitlam,  B.C.,  V3C  6G9

Rbc  Dominion
Securities Inc.              10,000            10,000               (*)                      (*)
in  Trust  for  Newmarch,  Robert
3791  Royalmore  Ave.
Richmond,  B.C.

Rbc  Dominion
Securities Inc.              10,000            10,000               (*)                      (*)
in  Trust  for  Newmarch,  Robert
3791  Royalmore  Ave.
Richmond,  B.C.

Regan,  Melanie              10,000            10,000               (*)                      (*)
32  -  1140  Falcon  Dr.
Coquitlam,  B.C.,  V3E  2J7

Reitsma,  Don                10,000            10,000               (*)                      (*)
16781  -  84th  Ave.
Surrey,  B.C.,  V4N  4W1

Reseck,  John  Jr.          10,000             10,000               (*)                       (*)
10215  -  170a  St.
Surrey,  B.C.,  V4N  4N6

Rozic,  Stan S.             10,000             10,000               (*)                       (*)
6457  Laughed  Hwy.
Burnaby,  B.C.,  V5B  3A1

Rozic,  Vera                20,000             20,000               (*)                       (*)
6457  Laughed  Hwy.
Burnaby,  B.C.,  V5B  3A1

Scotiamcleod  in  Trust     10,000             10,000               (*)                       (*)
for  Dales,  Walter
1100  -  650  W.  Georgia  St.
Van.,  B.C.,  V6B  4N9
dales:  3120  Cambridge  St.
P.  Coquitlam,  B.C.,  V3B  6H8



                                      -36-

Sim,  Jeff (15)             10,000             10,000               (*)                        (*)
3399  -  196  a  Street
Langley,  B.C.,  V3A  7X1

Simm,  Ken                  10,000             10,000               (*)                        (*)
21723  -  24th  Ave.
Langley,  B.C.,  V2Z  1P5

Smele,  Linda               10,000             10,000               (*)                        (*)
5854  -  123a  St.
Surrey,  B.C.,  V3X  1Y3

Spindler,  Doug (16)        39,200             39,200               (*)                        (*)
6  -  7321  Monteceto  Dr.
Burnaby,  B.C.,  V5A  1R2

Stalman, Donald             10,000             10,000               (*)                        (*)
7943  -  108th  St.
Delta,  B.C.,  V4C  4C3

Street,  Janice  (17)       10,000             10,000               (*)                        (*)
1082  Linnae  Ave.
N.  Vancouver,  B.C.,
V7R1Z4

Stribley,  Harriet          13,333             13,333               (*)                        (*)
4309  Bedwell  Harbour  Rd.
Pender  Island,  B.C.,
V0N2M1

Tak,  Brad                  10,000             10,000               (*)                        (*)
303  -  668  Carnarvon
New  Westminster,  B.C.,
V3M5Y6

Thomas,  Gord               10,000             10,000               (*)                        (*)
8069  Heather  Street
Vancouver,  B.C.

Tjelta, S.O. (Roy)(18)   1,000,000            250,000              14.9%                      11.19%
346  Mount  Parke  Dr.
Mayne  Island,  B.C.
V0N2J0

Topp,  Donald               10,000             10,000               (*)                        (*)
1837  Creelman  Ave.
Vancouver,  B.C.,
V6J1B7


                                      -37-

United Dynamics Corp.(19) 1,000,000           250,000              14.9%                      11.19%
Suite  330
1919  -  14th  Street
Boulder,  Colorado   80302

Uotuk,  Laura               10,000             10,000               (*)                         (*)
1407  Charland  Ave.
Coquitlam,  B.C.,
V3K3L4

Ventrejca,  Paolo           10,000             10,000               (*)                         (*)
1064  Nanaimo  St.
Vancouver,  B.C.,
V5L4T2

Vermette, Cliff             25,000             25,000               (*)                         (*)
Box  40,  Granville  Square
Suite  230  200  Granville  St.
Vancouver,  B.C.  V6C  1S4

Wall,  Diane                15,000             15,000               (*)                         (*)
1709  Taralawn  Court
Burnaby,  B.C.,  V5B  3H4

Warner, Brandon             10,000             10,000               (*)                         (*)
P.O.  29533
Maple  Ridge,  B.C.,  V2X  0V2

Welsh Development
Co.  Ltd.                   20,000             20,000               (*)                         (*)
Principal:  Fred  Walsh
720  Beatty  St.
Vancouver,  B.C.

Welsh,  Fred                20,000             20,000               (*)                         (*)
5040  the  Byway
West  Vancouver,  B.C.,
V7W1L7


Wiebe,  Ken                 33,350             33,350               (*)                         (*)
35187  Pierce  Terrace
Abbotsford,  B.C.,  V2S7H3

Wilton,  Walter             10,000             10,000               (*)                         (*)
12603  Hardy  St.
Maple  Ridge,  B.C.

Young, Dave (Yvonne)        10,000             10,000               (*)                         (*)
314  5th  Ave.
New  Westminster,  B.C.,
V3L1R7


                                      -38-

Young,  Terresa             10,000             10,000               (*)                         (*)
Box  36
Pender  Island,  B.C.,  V0N  2M1

--------------
* Represents less than 1% of Hyperstealth's outstanding shares of common stock.

(1) Based on 6,697,054 shares of Hyperstealth's common stock outstanding as of the date of this prospectus.
(2) Assumes the sale of all the shares offered by the selling securityholders.
(3) The named shareholder is the father of Guy Cramer, President and Chief Financial Officer of Hyperstealth.
(4) The named shareholder is Hyperstealth's President, Chief Financial Officer, Treasurer, a director and is a 19.45% shareholder of United Dynamics Corp. which owns 1,000,000 shares of Hyperstealth common stock and is a selling securityholder.
(5) The named shareholder is a principal of Vamp International Holdings, Inc., a consulting firm with whom Hyperstealth has entered into a consulting agreement. The named shareholder also owns a 19.45% interest in United Dynamics Corp. which owns 1,000,000 shares of Hyperstealth common stock and is a selling securityholder.
(6) The named shareholder is the wife of Gino Gemma, Chairman of the board and a director of Hyperstealth.
(7) The named shareholder is Hyperstealth's Chairman of the board, a director and a 19.45% shareholder of United Dynamics Corp. which owns 1,000,000 shares of Hyperstealth common stock and is a selling securityholder.
(8)     The  named  shareholder  is  a  former  director  of  Hyperstealth.
(9) The named shareholder is the brother-in-law of Dr. David Harris, a former director of Hyperstealth.
(10) The named shareholder holds such shares in trust for Devlin Jensen, the Canadian law firm that assisted in drafting this registration statement.
(11) Meadow Ventures Ltd. is owned by Dean Cramer, the brother of Guy Cramer, President and Chief Financial Officer of Hyperstealth.
(12) The named shareholder, Bernadette Edgecombe, is the mother-in-law of Guy Cramer, President and Chief Financial Officer of Hyperstealth.
(13)     The  named  shareholder  is  the  former  sister-in-law  of Guy Cramer.
(14)     The  named  shareholder  is  Guy  Cramer's  brother-in-law.
(15) The named shareholder is the son-in-law of Gino Gemma, Chairman of the board and a director of Hyperstealth.
(16)     The  named  shareholder serves as corporate secretary for Hyperstealth.
(17) The named shareholder is the wife of Stephen Street, a director of Hyperstealth.
(18) The named shareholder is a principal of Tjelta and Associates, a consulting firm with whom Hyperstealth has entered into a consulting agreement. The named shareholder also owns a 19.45% interest in United Dynamics Corp. which owns 1,000,000 shares of Hyperstealth common stock and is a selling securityholder.
(18) Messrs. Gemma, Cramer, Dymont and Tjelta each own a 19.45% interest in United Dynamics Corp.


Holders  of  Options  to  Purchase  Shares  of  Common  Stock
-------------------------------------------------------------

     The following table sets forth certain ownership information regarding the 923,100 shares issuable upon exercise of options held by each person who is a selling securityholder.

Name  and  Address           Number  of  Options   Number  of  Shares    Percent  of  Stock     Percent  of  Stock
                             Owned  to  Purchase   underlying Options    Owned Prior            Owned  after
                             Shares  Of Common     Registered Herein     to Offering(1)         Offering  (2)
                             Stock
-------------------          -------------------   ------------------    -------------------    -------------------
Cramer, Guy (3)                     50,000               50,000               (*)                     (*)
1335  Sutherland  Ave.
Port  Coquitlam,  B.C.  V3B  7G7

Dymont,  Robert  (4)               110,000               110,000             1.42%                    (*)
1670  Seymour  Placepoint
Roberts,  Washington  98281

Gemma,  Gino  (3)                   50,000                50,000              (*)                     (*)
6441  Laughed  Highway
Burnaby,  B.C.  V5B  3A1

Matsen, Dr. John (4)                10,000                10,000              (*)                     (*)
156  W.  3rd  St.
N.  Vancouver,  B.C.  V7M  1E8

Mcgrew,  Kevin  (4)                 10,000                10,000              (*)                     (*)
4511  Summerside  Lane
N.  Vancouver,  B.C.  V7G  1H4

Millar,  Kathleen  (4)               1,000                 1,000              (*)                     (*)
2120  Mathers  Ave.
W.  Vancouver,  B.C.  V7V  2H3

Shaw,  Joshua  (4)                  10,000                10,000              (*)                     (*)
63  Manly  Dr.
Robina,  Qld  4226  Australia

Sranko,  George  (4)                10,000                10,000              (*)                     (*)
4415  Chartwell  Drive
Victoria,  B.C.V8N  2R2

Street,  Stephen (3)                50,000                50,000              (*)                     (*)
1082  Linnae  Avenue
N.  Vancouver,  B.C.  V7R  1Z4

Tick,  Lisa  (4)                      600                    600              (*)                     (*)
209  Cornell  Way
Port  Moody,  B.C.  V3H  3W3

Tjelta,  O.S (Roy)(4)             110,000                110,000             1.42%                    (*)
346  Mount  Parke  Dr.
Mayne  Island,  B.C.  V0N  2J0

TPG  Capital  Corporation(5)      500,000                500,000              6.4%                    (*)
1504  R  Street  N.W.
Washington,  D.C.20009


                                      -39-

Vanwoudenburgh,  Deanna (4)         1,500                  1,500              (*)                     (*)
3437  272nd  Street
Aldergrove,  B.C.  V4W  3H8

Wang,  Dr. David (4)               10,000                 10,000              (*)                     (*)
156  W.3rd  St.
N.  Vancouver,  B.C.  V7M  1E8

---------

(1)     Such  figure  assumes  the  exercise  of  923,100  options.
(2)     Assumes  exercise  of  923,100  options  and  subsequent  sale.
(3) The named option holder is a director of Hyperstealth and is also selling shares of common stock.
(4) The named option holder serves as a consultant to Hyperstealth and is also selling shares of common stock.
(5) James M. Cassidy is the director and controlling shareholder of TPG Capital Corporation.

     Hyperstealth will not receive any proceeds from the sale of any shares by the selling securityholders. Hyperstealth is bearing all expenses in connection with the registration of the selling securityholder's shares.

     The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling securityholder's shares offered under Rule 415, Hyperstealth has made certain undertakings in Part II of the registration statement pursuant to which, in general, Hyperstealth has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE  OFFICERS  COMPENSATION  ARRANGEMENTS:  CO-FOUNDERS  AGREEMENT

     On April 22, 1999, Hyperstealth entered into an agreement with its four founders, (i) Trinity Consulting, of which Guy Cramer is the sole shareholder and director, (ii) GAC/USW Ltd., of which Gina Gemma is the sole shareholder and president, (iii) Vamp International Holdings, Inc., of which Robert P. Dymont is the sole shareholder and president and (iv) Tjelta and Associates, of which S.O. Tjelta is the sole shareholder and president. The co-founders agreement sets forth the compensation arrangements with the founders of Hyperstealth as discussed below.

     Pursuant to the co-founders agreement, GAC/USW, owned by Mr. Gemma, Chairman of the board of Hyperstealth, receives $4,000 per month from Hyperstealth which in turn compensates Mr. Gemma. GAC/USW has entered into a verbal agreement with Hyperstealth as of September 1, 2000 to receive only $1,000 per month until Hyperstealth raises additional working capital to support the agreed compensation. For the third year of the co-founders agreement, Hyperstealth will pay GAC/USW $5,000 per month and on the fourth anniversary of the co-founders agreement, Hyperstealth and GAC/USW will renegotiate payment terms.

     Pursuant to the co-founders agreement, Trinity, a proprietorship solely owned by Mr. Cramer, President, Chief Financial Officer and a director of Hyperstealth, receives $4,000 per month from Hyperstealth which in turn compensates Mr. Cramer. For the third year of the co-founders agreement, Hyperstealth will pay Trinity $5,000 per month and on the fourth anniversary of the co-founders agreement, Hyperstealth and Trinity will renegotiate payment terms.

     Pursuant to the co-founders agreement, Vamp International Holdings, Inc. (a company solely owned by Robert Dymont, a selling securityholder of Hyperstealth) receives $4,000 per month as a consultant to Hyperstealth. As of September 1, 2000, Vamp International Holdings, Inc. verbally agreed to only receive $1,000 per month until Hyperstealth raises additional working capital to support the agreed compensation. For the third year of the co-founders agreement, Hyperstealth will pay Vamp International Holdings, Inc. $5,000 per month and on the fourth anniversary of the co-founders agreement, Hyperstealth and Vamp International Holdings, Inc. will renegotiate payment terms. Vamp International Holdings, Inc. has a separate consulting agreement with Hyperstealth. See "Consulting Agreements".

     Pursuant to the co-founders agreement, Tjelta and Associates, Inc. (a company solely owned by S.O. Tjelta, a selling securityholder of Hyperstealth) receives $4,000 per month as a consultant to Hyperstealth. As of September 1, 2000, Tjelta and Associates, Inc. verbally agreed to only receive $1,000 per month until Hyperstealth raises additional working capital to support the agreed compensation. For the third year of the co-founders agreement, Hyperstealth will pay Tjelta and Associates, Inc. $5,000 per month and on the fourth anniversary of the co-founders agreement, Hyperstealth and Tjelta and Associates will renegotiate payment terms. Tjelta and Associates has a separate consulting agreement with Hyperstealth. See "Consulting Agreements".

     Pursuant to the co-founders agreement Hyperstealth has agreed to pay a royalty fee of 4% of Hyperstealth's gross revenue earned relating to the technology less any sales commissions, to be divided equally among the four founders who are also the licensors of Hyperstealth's technology. In the event that one or more of the founders retires, terminates his employment with Hyperstealth or otherwise disengages from the business of Hyperstealth, the royalty fee payable to that founder shall be adjusted pursuant to the co-founder and license agreements.

     The co-founders agreement also provides for a bonus structure payable to each founder as follows:

-For every $1,000,000 that Hyperstealth achieves in sales, $10,000 will be awarded to each founder.
-When Hyperstealth achieves $50,000,000 in sales, a one-time bonus of $50,000 will be paid to each founder.
-When Hyperstealth achieves $250,000,000 in sales, a one-time bonus of $250,000 will be paid to each founder.
-When Hyperstealth achieves $500,000,000 in sales, a one-time bonus of $500,000 will be paid to each founder.
-When Hyperstealth achieves $1,000,000,000 in sales, a one-time bonus of $1,000,000 will be paid to each founder.
-For every $1,000,000,000 Hyperstealth achieves in sales above the first $1,000,000,000 in sales, a bonus of $1,000,000 will be paid to each founder.

     For  fiscal  year  2000,  Hyperstealth  paid  consulting  fees  as follows:
$54,738  to  Vamp  International Holdings, Inc., $72,327 to Tjelta & Associates,
$42,000 to Mr. Gemma through GAC/USW Ltd. and $36,000 to Mr. Cramer through Trinity Consulting.
For the fiscal year ended March 31, 1999 Hyperstealth paid consulting fees as follows: to Guy Cramer $23,912.50 (Cdn) and to Gino Gemma 47,319.00 (Cdn). For the fiscal year ended March 31, 2001, Hyperstealth paid consulting fees as follows: to Guy Cramer $500.00 (Cdn) and to Gino Gemma $6,920.00 (Cdn).

     The fee arrangements pursuant to the co-founders agreement are to continue for so long as Hyperstealth contracts any of the founders in any form.

LICENSE  AGREEMENTS

     Canadian  Rights.  Hyperstealth  has  entered  into  a  10-year  licensing
     -----------------
agreement, dated March 18, 1999, with two of Hyperstealth's directors, Guy Cramer and Gino Gemma, and two of Hyperstealth's shareholders, Robert Dymont and S.O. Tjelta, whereby Hyperstealth has been granted the sole and exclusive rights in Canada to market, sell develop and produce technology relating to the Passive Negative Ion Generator and hyperbaric chamber. Pursuant to the terms of the license agreement, Hyperstealth has agreed to pay a royalty fee of 4% of Hyperstealth's gross revenue earned relating to the technology less any sales commissions, to be divided equally among the four licensors.

     Hyperstealth has an option to purchase from the licensors all of their rights, title and interests in and to the technology, including any and all patents, trademarks, copyright and intellectual right in consideration for 5% of the gross profits for the two year period preceding the exercise of such option. The option is exercisable upon the earlier of the end of the initial 10-year term of the license agreement, upon two consecutive years of Hyperstealth's attaining $2,000,000 in net profits, or at any time during a second 10-year term. Pursuant to the license agreement, in the event that Hyperstealth sells less than two hyperbaric chambers utilizing the Hyperstealth technology (or the equivalent monetary value in rental or franchise revenue or other revenue) in any year after the second year of the initial ten year term of the license agreement, then the licensors will have the right, upon providing written notice, to alter Hyperstealth's territory, to amend the license agreement to grant Hyperstealth a non-exclusive license and/or to revoke its grant of the renewal option set forth in the license agreement.

     Worldwide  Rights.   Guy  Cramer  and Gino Gemma, President and Chairman of
     ------------------
the board of Hyperstealth respectively, also serve as the president and secretary/treasurer of Hyperstealth Biotechnology, Inc., a Colorado corporation. Mr. Cramer, Mr. Gemma and two of Hyperstealth's shareholders, Robert Dymont and S.O. Tjelta, are the only shareholders of Hyperstealth Biotechnology Inc. Hyperstealth Biotechnology, Inc. has entered into a 10-year licensing agreement, dated March 18, 2000, with Guy Cramer and Gino Gemma, and two of Hyperstealth's shareholders, Robert Dymont and S.O. Tjelta whereby the licensors granted Hyperstealth Biotechnology, Inc. the sole and exclusive rights worldwide, exclusive of Canada, to market, sell develop and produce technology relating to the Passive Negative Ion Generator and the Hyperbaric chambers. On November 28, 2000, in consideration of $10 paid to Hyperstealth Biotechnology Inc., Hyperstealth Biotechnology, Inc. assigned all of its right, title and interest in and to this license agreement to Hyperstealth.

     Sublicense.  On  April  5, 2001, Hyperstealth also entered into a letter of
     ----------
intent with Mr. Foo Huat Kim to create a joint venture, Hyperstealth Asia Pacific ("HAP") , whereby Hyperstealth would license to HAP the right to sell Hyperstealth's Ionator, Champ-ion, Guard-ion, Centur-ion and Passive Negative Ion Generators for distribution in Australia, Asia, New Zealand and Israel for a term of ten years with an option to extend such term for an additional ten years. The licensee will pay Hyperstealth $200,000 of which an aggregate of $100,000 will be due prior to signing a formal license agreement and $100,000 will be due within five years from the execution of the license agreement. HAP will also be required to pay royalty fees to Hyperstealth which fees are yet to be finalized. Although a letter of understanding has been executed, as of January 18, 2002, a final form of license agreement has not been agreed upon or executed.

PATENT  ASSIGNMENT  AGREEMENT

     On September 13, 1999, Hyperstealth's president, Guy Cramer, applied for a patent for the Passive Negative Ion Generator with the Canadian Patent Office (Patent Application No. 2,282,155) and on September 13, 2000, Guy Cramer applied for a patent for his Passive Negative Ion generator with the United States Patent and Trademark Office (Application No. 09/661,288). On March 1, 2000, Guy Cramer, for nominal consideration, assigned to Gino Gemma (a director of Hyperstealth), Robert Dymont and S.O. Tjelta (shareholders of Hyperstealth), seventy five percent of the rights and interests to his United States and Canadian pending patent for the Passive Negative Ion Generator.

SHAREHOLDER  AGREEMENT

     On August 18, 1999, four of Hyperstealth's shareholders, Gino Gemma, Guy Cramer, Robert Dymont and S.O. Tjelta, two of whom are officers and directors of Hyperstealth, entered into a shareholders agreement in which they agree that with respect to any transaction brought before a shareholder vote related to the license agreements, they will act as one unit and will make all decisions on a majority basis of their unit and, in the event that the they are dead_locked, Guy Cramer will have the deciding vote.

POOLING  AGREEMENTS

     On August 17, 1999, Gino Gemma, Guy Cramer, Robert Dymont and S.O. Tjelta agreed to pool their aggregate 4,000,002 shares of Hyperstealth's common stock. The shares of common stock will be released from the pooling arrangement on a pro rata basis at a rate of 15% per quarter commencing on that day which is the earlier of three months from either

     (i)  the  first  anniversary  of  the  pooling  agreement  or
     (ii) the expiration of any transferability restriction holding period required by state or federal law.

COMMISSIONS  TO  DIRECTORS  AND  FOUNDERS

     In fiscal year 2000, Hyperstealth paid commissions to three of its directors relating to the raising of equity as follows: Gino Gemma received $57,794, Guy Cramer received $26,162 and Steven Street received $7,500.

HYPERBARIC  VENTURES  AGREEMENT

     On December 16, 1999, Guy Cramer, President and Chief Financial Officer of Hyperstealth, through his solely owned corporation (593956 B.C. Ltd., a British Columbia company) entered into a limited partnership agreement with Hyperbaric Ventures Limited Partnership.

     The Hyperbaric Ventures partnership was formed in 1999 under the laws of the Province of British Columbia. Guy Cramer is the sole officer and director of 593956 B.C. Ltd., which serves as the general partner of Hyperbaric Ventures. 593956 B.C. Ltd. was formed in 1999 under the laws of the Province of British Columbia for the purpose of managing the business of Hyperbaric Ventures. The registered address of Hyperbaric Ventures is 555 West Hastings Street,
Vancouver,  British  Columbia,  V6B4N5.

     The general purpose of Hyperbaric Ventures was to purchase hyperbaric chambers from Hyperstealth, to administer and operate the hyperbaric chambers, to oversee all business directly and indirectly related to the hyperbaric chambers and to perform those services which the general partner considered advantageous for the benefit of Hyperbaric Ventures.

     Hyperbaric Ventures consisted of 1,000,000 partnership units of which 5,700 units were sold at a purchase price of $6.51 per unit. Management of the limited partnership has determined not to continue with the partnership and has stopped selling units in the limited partnership.

UNITED  DYNAMICS  CORPORATION

     United Dynamics Corp. a Colorado company ("United") maintains three Internet Web Sites located at http://www.superForce.com, www.bearfighter.com
                                  ----------------------------------------------
andwww.policeops.com  which  is dedicated to stock market forecasts derived from
---------------------
mathematical science techniques based on a series of algorithms. Guy Cramer, president of Hyperstealth is also president of United, Stephen Street, a director of Hyperstealth is also a director of United, Douglas Spindler, a director and secretary of Hyperstealth is also a director of United and Gino Gemma, a director of Hyperstealth is also a director of United. United Dynamics Corp. is a shareholder of Hyperstealth. United owns 1,000,000 shares of common stock of Hyperstealth. In addition, since April 2000, United has made loans to Hyperstealth in the aggregate amount of $66,656.81 Canadian Dollars and has paid bills on behalf of Hyperstealth in the aggregate amount of $32,984.35 Canadian Dollars. Also,Since April 13, 2001 United has loaned Hyperstealth $ 22,318.92. The loans provided to Hyperstealth are payable on or before December 31, 2004 at an interest rate of prime plus two percent.

     On December 5, 2000, Hyperstealth sold 1,000,000 shares of its common stock to United at a purchase price of $0.001 per share which sale to United was approved by all shareholders at the June 13, 2000 annual general meeting for total proceeds to the Company of $1,000. Although sales of Hyperstealth's securities had previously been sold at $1.00 per share, the sale to United at the purchase price of $.001was approved by Hyperstealth directors and shareholders.

     At this time Hyperstealth does not forsee any further proposed transactions with United.

                            DESCRIPTION OF SECURITIES

     Hyperstealth has an authorized capitalization of 100,000,000 shares of common stock, without par value. The following is only a summary of provisions of Hyperstealth's common shares. One should carefully read Hyperstealth's Memorandum and Articles of Association, which is included as an exhibit to the registration statement containing this prospectus.

COMMON  STOCK

     As of March 1, 2001, Hyperstealth had 117 holders of record with 6,697,054 shares of common stock issued and outstanding. Holders of Hyperstealth's common stock are entitled to one vote for each share held on all matters to be voted on by shareholders, including the election of directors. A quorum for a general meeting shall be two members or proxy holders representing two members; or one member and a proxy holder representing another member personally present at the commencement of the meeting and representing by proxy not less than one_twentieth of the issued class of shares entitled to vote at such meeting.

     Hyperstealth's common stock is not listed or reported on any United States or Canadian securities exchanges.

PREFERRED  STOCK

     Hyperstealth is not authorized to issue shares of preferred stock; however, there are provisions of British Columbia law that permit a company's board of directors, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of common shares.As a result, preferred shares could be issued quickly and easily, adversely affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

BUSINESS  COMBINATIONS  UNDER  BRITISH  COLUMBIA  LAW

     Under the Company Act (British Columbia), certain business combinations, including a merger or reorganization or the sale, lease, or other disposition of all or a substantial part of a company's assets, must be approved by at least
75% of the votes cast by shareholders or, in certain cases, holders of each class of shares. Shareholders may also have a right to dissent from the transaction, in which case, a company would be required to pay dissenting shareholders the fair value of their shares provided they have followed the required procedures. The Company Act (British Columbia) also provides that a transaction such as a share exchange must be approved by a majority of minority shareholders.

MODIFICATIONS,  SUBDIVISIONS  AND  CONSOLIDATIONS  UNDER  BRITISH  COLUMBIA  LAW

     Under the Company Act (British Columbia), amendment of certain rights of holders of a class of shares, including common stock, requires the approval of not less than 75% of the votes cast by the holders of those shares voting separately as a class at a special meeting. With respect to the modification of a class of shares rights, the Company Act gives such holders of that class of shares the right to dissent from such amendment and to require the company to pay them the then fair value of their shares.

INDEMNIFICATION  OF  HYPERSTEALTH'S  OFFICERS

     Hyperstealth's Articles of Association provide that Hyperstealth shall indemnify Hyperstealth's officer against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, wilful acts or default or fraud by such person in any of which events Hyperstealth will indemnify such person if the directors, in their absolute discretion, so decide or Hyperstealth by ordinary resolution shall direct. Hyperstealth's directors may also indemnify its directors.

OPTIONS

     Hyperstealth has options outstanding to purchase an aggregate of 973,100 shares of its common stock held by 15 securityholders who are directors, officers, consultants or former directors of Hyperstealth. The shares underlying 923,100 of these options are being registered herein for sale by the holders.

     373,100 options are currently exercisable at an exercise price of $1.00 per share and expire September 7, 2005 and 50,000 options are currently exercisable at an exercise price of $1.00 per share and expire March 25, 2001. Options held by Hyperstealth's directors expire on the earlier of the stated expiration date or thirty days after the director is no longer a board member of Hyperstealth.

     The remaining option to purchase 500,000 shares of Hyperstealth common stock is currently exercisable at $.001 per share and expires on January 16, 2006.

     Hyperstealth's board of directors may grant further options at its sole discretion. Hyperstealth has issued to each of its directors, except for Douglas Spindler, a five year option to purchase 50,000 shares of common stock at an exercise price of $1.00 per share.

Hyperstealth  has  the  following  options  outstanding:


                             Relationship                Number                                Expiration
                             with                        of Options           Exercise         Date of
Name                         Hyperstealth                Granted              Price            Options
--------------------       -----------------     --------------------    -----------------     ------------
Deanna VanWoudenburgh          Consultant               1,500                $ 1.00             Sept. 7, 2005
Dr. David Wang                 Consultant              10,000                  1.00             Sept. 7, 2005
Dr. John Little (1)            Prior Director          50,000                  1.00             Mar. 25, 2001
Dr. John Matsen                Consultant              10,000                  1.00             Sept. 7, 2005
George Sranko                  Consultant              10,000                  1.00             Sept. 7, 2005
Dr. David Harris               Prior Consultant        50,000                  1.00             Sept. 7, 2005
Gino Gemma                     Director                50,000                  1.00             Sept. 7, 2005
Guy Cramer                     Director                50,000                  1.00             Sept. 7, 2005
Joshua Shaw                    Consultant              10,000                  1.00             Sept. 7, 2005
Kathleen Millar                Consultant               1,000                  1.00             Sept. 7, 2005
Kevin McGrew                   Consultant              10,000                  1.00             Sept. 7, 2005
Lisa Tick                      Consultant                 600                  1.00             Sept. 7, 2005
Robert Dymont                  Consultant             110,000                  1.00             Sept. 7, 2005
Stephen Street                 Director                50,000                  1.00             Sept. 7, 2005
Sven Tjelta                    Consultant             110,000                  1.00             Sept. 7, 2005
TPG Capital Corporation        Consultant             500,000                  0.001            Jan. 16, 2006

__________________
(1) Shares underlying this option are not being registered in this registration statement.

ADDITIONAL  INFORMATION  DESCRIBING  SECURITIES

     Reference is made to Hyperstealth's Memorandum and Articles of Association which are available for inspection at Hyperstealth's offices or which can be viewed through the EDGAR data base at http://www.sec.gov as exhibits to this registration statement.

     Under the Company Act, which governs all companies incorporated under British Columbia law, and Hyperstealth's Articles of Association, the majority required for approval of any action by Hyperstealth's shareholders is expressed as a percentage of those who actually vote at a meeting. It is therefore possible for the rights of holders of Hyperstealth's common stock to be modified by the affirmative vote of the holders of less than a majority of outstanding common stock.

REGISTRATION  OF  SHARES

     There are no outstanding options, options to purchase, or securities convertible into shares of Hyperstealth's common stock other than the securities described herein. Hyperstealth has not agreed with any shareholders, to register their shares for sale, other than in this registration. Hyperstealth does not have any other public offerings in process or proposed.

ADMISSION  TO  QUOTATION  ON  THE  OTC  BULLETIN  BOARD

     If Hyperstealth meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. If Hyperstealth's securities are not quoted on the OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, Hyperstealth's securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

     (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker_dealers and

     (2) securities admitted to quotation are offered by one or more broker_dealers rather than the "specialist" common to stock exchanges.

     To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker_dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board Hyperstealth's securities will trade on the OTC Bulletin Board until a future time, if at all, that Hyperstealth applies and qualifies for admission to quotation on the Nasdaq SmallCap Market. Hyperstealth may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of its securities on the Nasdaq SmallCap Market.

PENNY  STOCK  REGULATION

      Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker_dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker_dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker_dealer also must disclose the commissions payable to both the broker_dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker_dealers may be restricted in their ability to sell Hyperstealth's common stock. The foregoing required penny stock restrictions will not apply to Hyperstealth's common stock if such stock reaches and maintains a market price of $5.00 or greater.

REPORTS  TO  SHAREHOLDERS

     Hyperstealth will furnish to holders of Hyperstealth's common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. Hyperstealth may issue other unaudited interim reports to Hyperstealth's shareholders as it deems appropriate.

                              PLAN OF DISTRIBUTION

SALES  BY  SELLING  SECURITYHOLDERS

     After effectiveness of this registration statement of which this prospectus is a part of, the non_affiliated selling securityholders may offer and sell their shares at a price and time determined by them without regard to Rule 144. Of the 2,947,052 shares of common stock registered in this prospectus, 1,309,200 shares of common stock are held by officers, directors or affiliates of Hyperstealth. All of the 923,100 shares underlying outstanding options being registered herein, are held by directors, former directors or consultants of Hyperstealth.

     Section 4(3) of the Securities Act provides an exemption from the registration provisions of the Securities Act for transactions by a dealer for transactions occurring within 40 days of the effective date of a registration statement for the securities or prior to the expiration of 40 days after the first date upon which the security was offered to the public.

     The common stock offered by this prospectus may be sold from time to time directly by the selling securityholders. Alternatively, the selling securityholders may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the common stock by the selling securityholders may be effected in one or more transactions that may take place through customary brokerage channels, either through brokers acting as agents for the selling securityholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Bulletin Board (if the Company achieves listing on the OTCBB); in privately-negotiated sales; by a combination of these methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders in connection with sales of the common stock.

         The selling securityholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling securityholder. The selling securityholder also may sell shares short and redeliver the shares to close out their short positions. The selling securityholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus.

         The selling securityholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

SALES  BY  AFFILIATES

     Sales of the securities by affiliates are subject to the volume limitations imposed by Rule 144 even after registration of such securities. An affiliate who holds unrestricted securities may sell, within any three month period, a number of the shares of Hyperstealth that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if Hyperstealth's securities are then trading, the average weekly trading volume during the four calendar weeks prior to such sale.

RESALES  OF  THE  SECURITIES  UNDER  STATE  SECURITIES  LAWS

     The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the securities in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date the selling securityholders' securities will be eligible for resale in the secondary market in each state.

     If Hyperstealth meets the requirements of the NASD OTC Bulletin Board it will apply for listing thereon. Hyperstealth may not qualify for listing of its securities on the NASD OTC Bulletin Board. If it should be accepted for listing thereon, then the underwriters may engage in passive market making transactions in Hyperstealth's common stock in accordance with Rule 103 of Regulation M.

     Following the completion of this offering, one or more broker_dealers may act as the principal market makers for the securities offered hereby. A broker_dealer acting as a market maker for a particular security will purchase and sell such securities for its own account, will maintain an inventory of such securities and may actively assist in the sale of these securities by producing research reports, recommending the security to its clients or otherwise. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market maker, if commenced, may subsequently be discontinued.

     By Rule 101 of Regulation M, participants in a distribution, including underwriters acting as market makers, are prohibited from bidding for, purchasing, or inducing the purchase of the distributed security during an applicable restricted period. Rule 103 provides an exemption to such restriction and certain distribution participants, including market makers, may engage in passive market making transactions provided the conditions of Rule 103 are met. Certain of these conditions include, among other conditions including price and volume limitations, that market maker must be acting in its capacity as a market maker and the security is one quoted on Nasdaq.

LEGAL  MATTERS

LEGAL  PROCEEDINGS

     Hyperstealth is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

LEGAL  OPINION

     Devlin Jensen, Vancouver, British Columbia, has given its opinion as attorneys_at_law that the shares of common stock offered by the selling securityholders will be fully paid, validly issued and non_assessable. Devlin Jensen, owns 200,000 shares of Hyperstealth's common stock which are held in trust by Lom Nominees Limited, Bermuda.

EXPERTS

     The audited financial statements for the period ended March 31, 2000 and the unaudited financial statements for the nine month periods ended December 31, 2000 and 1999 included in this prospectus have been so included in reliance on the report of Lemieux, Deck, Millard, Bond, chartered accountants, given on the authority of such firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

     Reports and other information filed by Hyperstealth with the United States Securities and Exchange Commission (the "Commission"), including Hyperstealth's registration statement, will be available for inspection on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Hyperstealth will provide without charge to each person who receives a copy of the prospectus which is a part of this registration statement, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Guy Cramer, President, Hyperstealth Biotechnology Corporation, 2300_1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2 or by telephone at 604/408-3600.

INDEX  TO  FINANCIAL  STATEMENTS

     The audited financial statements for the year ended March 31, 2000 and the unaudited financial statements for the interim periods ending September 30, 2001 are included herein.


                         HYPERSTEALTH BIOTECHNOLOGY CORP.
                          (a development stage company)
                              FINANCIAL STATEMENTS
                                     (CDN $)
                             MARCH 31, 2001 AND 2000

CONTENTS                                                                 PAGE
                                                                        ------
AUDITORS' REPORT                                                         F1

FINANCIAL STATEMENTS
Balance Sheets                                                           F2
Statement of Operations                                                  F3
Statement of Stockholders' Equity                                        F4
Statement of Cash Flows                                                  F5
Notes to the Financial Statements                                        F6-F10
Schedule of Research and Development Expenses                            F11

AUDITORS'  REPORT



To  the  Directors  of:
Hyperstealth  Biotechnology  Corp.

We have audited the balance sheet of Hyperstealth Biotechnology Corp. (a development stage company) as at March 31, 2001 and 2000 and the statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2001 and 2000 and the results of its operations and the changes in its cash flows for the years then ended in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note (1) to the financial statements, the Company has suffered losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note (1). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Lemieux  Deck  Millard  Bond

Chartered  Accountants
Langley,  British  Columbia
June  12,  2001




                                       F1

HYPERSTEALTH BIOTECHNOLOGY CORP.
(A DEVELOPMENT STAGE COMPANY)


BALANCE  SHEET
(Cdn  $)


AS AT MARCH 31,                                                  2001         2000
-----------------------------------------------------------  ------------  ----------
ASSETS

CURRENT
  Cash                                                       $    19,957   $  99,199
  GST recoverable                                                  6,728      10,106
  Due from Hyperbaric Ventures Limited Partnership (Note 3)       13,262       5,802
-----------------------------------------------------------  ------------  ----------
                                                                  39,947     115,107

PROPERTY AND EQUIPMENT  (Note 4)                                  14,638      12,703

INTANGIBLE ASSETS (Note 5)                                        10,892      10,113
-----------------------------------------------------------  ------------  ----------
                                                             $    65,477   $ 137,923
                                                             ============  ==========

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                   $    50,431      15,440
  Due to United Dynamics Corp. (Note 6)                           28,894           -

COMMITMENTS (Note 9)
-----------------------------------------------------------  ------------   ---------
                                                                  79,325      15,440
                                                             ------------  ----------
STOCKHOLDERS' DEFICIENCY (Note 7)
  Donated capital                                                 23,500           -
  Common stock, without par value
     Authorized: 100,000,000 shares;
     Issued: 2001 - 6,697,054; 2000 - 4,495,002 shares           833,589     124,257
     Additional paid in capital                                  436,552           -
  Special warrant option payments received                             -     676,132
  Deficit accumulated during development stage                (1,307,489)   (677,906)
-----------------------------------------------------------  ------------  ----------
                                                                 (13,848)   (122,483)
                                                             ------------  ----------
                                                             $    65,477   $ 137,923
                                                             ============  ==========
APPROVED ON BEHALF OF THE BOARD:

_____________________________ Director

_____________________________ Director

The accompanying notes and schedule are an integral part of these financial statements.




                                       F2

HYPERSTEALTH BIOTECHNOLOGY CORP.
(A DEVELOPMENT STAGE COMPANY)


STATEMENT  OF  OPERATIONS  AND  DEFICIT
(Cdn  $)
                                                                                    TOTAL  FROM
                                                                                    INCEPTION
                                                                                   (MARCH 17, 1999)
                                                                                    TO MARCH 31,
FOR THE YEARS ENDED MARCH 31,                               2001          2000         2001
-----------------------------------------------------  --------------  -----------  -----------
ADMINISTRATIVE EXPENSES
  Administration                                       $      46,375   $   36,000   $   82,375
  Advertising                                                  8,740        1,239        9,979
  Amortization and depreciation                                7,783        6,418       14,201
  Consulting fees                                            103,943      414,392      518,335
  Entertainment and promotion                                  7,245       11,552       18,797
  Interest                                                       491            -          491
  Office and general                                          30,941       23,952       54,893
  Printing and reproduction                                    6,790        7,521       14,311
  Professional fees                                          421,847       93,636      515,483
  Telephone and internet                                      12,380        7,793       20,173
  Travel                                                       4,354       18,597       22,951
-----------------------------------------------------  --------------  -----------  -----------
                                                             650,889      621,100    1,271,989

SELLING EXPENSES
  Consulting                                                     925            -          925
  Printing and supplies                                            -          675          675
  Travel                                                           -        3,435        3,435
-----------------------------------------------------  --------------  -----------  -----------
                                                                 925        4,110        5,035
                                                       --------------  -----------  -----------

RESEARCH AND DEVELOPMENT EXPENSES (Schedule)                   1,351       53,441       54,792
-----------------------------------------------------  --------------  -----------  -----------
LOSS FROM OPERATIONS                                         653,165      678,651    1,331,816
  Other income                                               (23,582)        (745)     (24,327)
-----------------------------------------------------  --------------  -----------  -----------
NET LOSS, being deficit                                $     629,583   $  677,906    1,307,489
=====================================================  ==============  ===========  ===========

Loss per common share - basic and fully diluted        $       (.12)  $    (0.15)
=====================================================  ==============  ===========  ===========

Weighted average common stock outstanding, basic and
  fully diluted                                            5,197,468    4,410,878
=====================================================  ==============  ===========  ===========

The accompanying notes and schedule are an integral part of these financial statements.




                                       F3

HYPERSTEALTH BIOTECHNOLOGY CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS  OF  STOCKHOLDERS'  EQUITY
(Cdn  $)

FOR  THE  YEARS  ENDED  MARCH  31,  2001  AND  2000
--------------------------------------------------------------------------------------------------------------------------

                                    Common  Stock    Special  Warrant  Options
                                  ----------------    ------------------------       Additional   Accum-     Total
                                  Number             Donated   Number                 Paid-in     ulated     Stockholders'
                                  of Shares  Amount  Capital   of Warrants  Amount    Capital     Deficit    Equity
                                  ----------------  --------  ----------   -------  ----------  --------  ------------

Common stock issued on formation
  of the Company                     2       $  2    $    -         -       $   -     $   -      $   -       $  2
------------------------------------------------------------------------------------------------------------------------


Balance March 31, 1999               2          2         -         -           -         -          -          2

Common stock issued for cash
  at $0.001 per share            4,255,000    4,255       -         -           -         -          -        4,255

Common stock issued for cash
  at $0.50 per share               240,000  120,000       -         -           -         -          -        120,000

Special warrant options issued
  at $0.50 per warrant net of
  commissions  of $23,820            -          -          -     397,000     174,680       -         -        174,000

Special warrant options issued at
  $0.75 per warrant net of
  commissions
  of $67,637                         -          -          -     758,785     501,452       -         -        501,452

Net loss                             -          -          -         -          -          -     (677,906)   (677,906)
------------------------------------------------------------------------------------------------------------------------
Balance March 31, 2000          4,495,002    124,257       -    1,155,785     676,132      -     (677,906)    122,483

Common stock issued for cash
  at $0.001 per share cancelled   (5,000)      (5)         -         -           -         -          -            (5)

Special warrant options issued at
  $0.75 per warrant net of
  commissions of $6,245               -          -         -       51,267      32,205      -          -        32,205

Cash contribution to Company          -          -     23,500         -          -         -          -        23,500

Special warrants converted to
  common shares                 1,207,052    708,337       -    (1,207,052)   (708,337)    -          -            -

Fair value of options issued to
  consultants                         -          -         -          -          -       436,55       -        436,562

Common stock issued for cash
  at $0.001 per share           1,000,000      1,000       -          -          -         -          -          1,000

Net loss                              -          -         -          -          -         -     (629,583)    (629,583)
--------------------------------------------------------------------------------------------------------------------------
Balance March 31, 2001          6,697,054  $ 833,589  $ 23,500        -      $   -     $ 436,552 $(1,307,489) $ (13,848)
==========================================================================================================================

The accompanying notes and schedule are an integral part of these financial statements.



                                       F4

HYPERSTEALTH BIOTECHNOLOGY CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT  OF  CASH  FLOWS
(Cdn  $)                                                                        TOTAL  FROM
                                                                                INCEPTION
                                                                                (MARCH  17,
                                                                                1999)
                                                                                TO MARCH 31,
FOR THE YEARS ENDED MARCH 31,                            2001          2000         2001
--------------------------------------------------  --------------  ----------  ------------
CASH USED IN OPERATING ACTIVITIES
  Net loss                                          $    (629,583)  $(677,906)   (1,307,489)
    Add items not affecting cash
      Amortization and depreciation                         7,783       6,418        14,201
      Stock based compensation                            436,552           -       436,552
    Changes in non-cash working capital balances:
      GST recoverable                                       3,378     (10,106)       (6,728)
      Accounts payable and accrued liabilities             34,991      15,440        50,431
--------------------------------------------------  --------------  ----------  ------------
                                                         (146,879)   (666,154)     (813,033)
                                                    --------------  ----------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Due to United Dynamics Corp.                             28,894           -        28,894
  Issue of common stock                                       995     124,255       125,252
  Special warrant option payments                          32,205     676,132       708,337
  Donated capital                                          23,500           -        23,500
--------------------------------------------------  --------------  ----------  ------------
                                                           85,594     800,387       885,983
                                                    --------------  ----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment                      (6,831)    (17,566)      (24,397)
  License                                                  (3,666)    (11,668)      (15,334)
  Due from Hyperbaric Ventures Limited Partnership         (7,460)     (5,802)      (13,262)
--------------------------------------------------  --------------  ----------  ------------
                                                          (17,957)    (35,036)      (52,993)
                                                    --------------  ----------  ------------
INCREASE IN CASH                                          (79,242)     99,197        19,957
CASH, beginning                                            99,199           2             -
--------------------------------------------------  --------------  ----------  ------------
CASH, ending                                        $      19,957   $  99,199   $    19,957
==================================================  ==============  ==========  ============

SUPPLEMENTAL INFORMATION
  Cash paid during the year to:
     Interest                                       $         491   $       -   $       491
     Income taxes                                   $           -   $       -   $         -
  Non-cash financing and investing activities:
     Stock based compensation                       $     436,552   $       -   $   436,552

The accompanying notes and schedule are an integral part of these financial statements.




                                       F5

HYPERSTEALTH BIOTECHNOLOGY CORP.
(a development stage company)
NOTES TO THE FINANCIAL STATEMENT
(Cdn$)

MARCH 31, 2001
--------------

1.     NATURE  OF  OPERATIONS

     Hyperstealth Biotechnology Corp. ("the Company") was incorporated on March 17, 1999, under the Company Act of the Province of British Columbia. The Company is in the process of developing and marketing its biotechnology and has not yet determined whether these technologies are economically viable. Commercial operations have not yet commenced.

     The continuation of the Company's research and development activities and the commercialization of its therapeutic products is dependent upon the Company's ability to successfully complete its research and development programs and finance its cash requirements.

     The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge is liabilities in the normal course of business. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. The Company's ability to meet its obligations and maintain its operations is contingent upon successful completion of additional financial arrangements and the continuing support of its creditors.

     The Company's future operations are dependent upon the Company's ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable operations or income from its activities. As of March 31, 2001, the Company is considered to be in the development stage as the Company has not generated revenues, and has experienced negative cash flow from operations. The Company is currently looking to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below:

     (a)  Property  and  equipment

     Property and equipment are recorded at cost. Depreciation is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:

     Computers          30% declining  balance
     Equipment          20% declining balance
     License            5 years straight line
     Software           2  years  straight  line

In  the  year  of  acquisition  these  rates  are  reduced  by  half.



                                       F6

HYPERSTEALTH BIOTECHNOLOGY CORP.
(a development stage company)
NOTES TO THE FINANCIAL STATEMENT
(Cdn$)

MARCH 31, 2001
--------------

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

(b)     License

     The Company capitalizes as the cost of its license the costs associated with the preparing, filing, and obtaining of patents and trademarks paid for on behalf of the Licensors. The cost of the license is amortized on a straight-line basis over the estimated useful lives of the patent and trademarks of five years.

     The amounts shown for license costs do not necessarily reflect present or future values and the ultimate amount recoverable will be dependent upon the successful development and commercialization of products based on these rights. If management determines that such costs exceed estimated net recoverable value, the excess of such costs are charged to operations.

(c)  Research  and  development  costs

     Research  and  development  costs  are  expensed  as  incurred.

(d)     Functional  currency

     The  Canadian  dollar  is  the  Company's  functional  currency.

(e)     Loss  per  common  share

     Loss per common share is calculated on the basis of the weighted average number of shares outstanding during the year. The effect of potential issues of shares under warrant arrangements has not been disclosed because they are antidilutive.

(f)     Income  taxes

     Deferred income taxes have been recorded for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts using enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances reduce deferred tax assets to the amount expected to be realized.

3.     DUE  FROM  HYPERBARIC  VENTURES  LIMITED  PARTNERSHIP

The Company has entered into a limited partnership agreement with Hyperbaric Ventures Limited Partnership as the initial limited partner. The general partner is 593956 B.C. Ltd. The Company and 593956 B.C. Ltd. have common directors and the President of the Company is also the President of 593956 B.C. Ltd. The Partnership is currently inactive.

To March 31, 2001, the Company has paid legal expenses of $5,761 on behalf of the limited partnership and has advanced $7,500 to the partnership.



                                       F7

HYPERSTEALTH BIOTECHNOLOGY CORP.
(a development stage company)
NOTES TO THE FINANCIAL STATEMENT
(Cdn$)

MARCH 31, 2001
--------------

4.     PROPERTY  AND  EQUIPMENT

                                            ACCUMULATED      NET        NET
                                   COST     DEPRECIATION     2001       2000
                                   ----     ------------    -----    --------
Computer  equipment and software  $17,001    $7,097         $ 9,904   $ 6,786
Office  equipment                   7,396     2,662           4,734     5,917
-----------------------------------------------------------------------------
                                  $24,397    $9,759         $14,638   $12,703
=============================================================================

5.     INTANGIBLE  ASSETS
                                             ACCUMULATED     NET       NET
                                    COST     AMORTIZATION    2001      2000
                                   -----     ------------    -----    -------
     License                     $15,334     $4,442         $10,892  $ 10,113
=============================================================================


6.     RELATED  PARTY  TRANSACTIONS

In addition to related party transactions disclosed elsewhere in the financial statements, the financial statements include the following transactions and balances with directors and officers and/or companies whose shareholders are shareholders and/or directors of the Company:

                                                                               2001       2o00
------------------------------------------------------------------------------------------------
    Administrative fees paid to directors and/or companies controlled by them  $46,375  $ 78,000
    Consulting fees paid to directors, founding shareholders and/or
      companies controlled by them                                             $42,925  $502,098
    Commissions paid to directors relating to sale of special warrants         $     -  $ 91,456
    Patent and trademark costs paid for on behalf of the founding
      shareholders who are the licensors                                       $ 3,666  $ 11,668
    Due from Hyperbaric Ventures Limited Partnership                           $13,262  $  5,802
    Due to United Dynamics Corp.                                               $28,894  $      -



                                       F8

HYPERSTEALTH BIOTECHNOLOGY CORP.
(a development stage company)
NOTES TO THE FINANCIAL STATEMENT
(Cdn$)

MARCH 31, 2001
--------------

7.     STOCKHOLDERS'  DEFICIENCY

     (a)     Special  warrant  option  payments  received

     Pursuant to a private special warrant option agreement dated July 23, 1999, the Company sold, on a private placement basis, 397,000 Special Warrants for the rights to acquire its own issue, or successor corporation, to eligible investors at a price of $0.50 per Warrant and option right. Each Warrant grants the right to one security of the Issuer or the successor company. The prepaid price of the Security shall be paid at the time of subscription for the Warrant and, which upon exercise of the Option, will cause the Security to be issued as fully paid and non-assessable.

     Pursuant to a Confidential Offering Memorandum dated August 25, 1999, the Company offered up to a maximum of 3,500,000 Special Warrants at a purchase price of $0.75 per Special Warrant. Each Special Warrant represents a contractual right which entitles the holder to receive, in accordance with the terms and conditions of the Special Warrant, a common share of either the issuer or a successor corporation without further cost to the holder. To March 31, 2001, 758,785 Special Warrants have been sold and converted to common shares.

     (b)     Stock  options

     During the current year, the Company granted 250,000 (2000 - Nil) stock options to employees, officers and directors at an exercise price of $1.00 U.S. expiring September 7, 2005. The Company also granted 783,000 (2000 - Nil) options to outside consultants, of which 283,100 have an exercise price of $1.00 U.S. and expire on September 7, 2005, and 500,000 at an exercise price of $0.001 U.S. expiring on January 16, 2006.

     Under APB 25, compensation expense is measured as the excess, if any, of the market price of the underlying stock over the exercise price on the measurement date of the grant. Had stock compensation expense for grants to employees, officers and directors been determined based on their fair value methodology under SFAS 123, the Company's 2001 and 2000 net loss would have increased to the following pro forma amounts:

                                                       2001            2000
-------------------------------------------------------------------------------
     Net  loss
        As  reported                                 $629,583        $677,906
        Pro  forma                                   $684,283        $677,906
     Basic  and  diluted  net  loss  per  share
          As  reported                               $  (0.12)       $ (0.15)
          Pro  forma                                 $  (0.13)       $ (0.15)

     The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model, which takes into account (1) the market price of the underlying stock at the grant date, (2) the exercise price, (3) an expected life of five years, (4) 0% dividend yield, (5) a risk free interest rate of 5%, and (6) an estimated volatility of less than 1%.



                                       F9

HYPERSTEALTH BIOTECHNOLOGY CORP.
(a development stage company)
NOTES TO THE FINANCIAL STATEMENT
(Cdn$)

MARCH 31, 2001
--------------

8.     FINANCIAL  INSTRUMENTS

     The Company's financial instruments consist of cash, GST recoverable and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

9.     COMMITMENTS

     (a) Pursuant to an agreement dated April 22, 1999, the Company is to receive specific management services from two directors for a total cost of $8,000 per month. During the year, the directors verbally agreed to reduce the month fee to $5,000 per month.

     (b) Pursuant to a management consultant agreement dated January 27, 1999, the Company is to receive financial and marketing consulting services at a cost of $8,000 per month. The providers of these services are considered to be principal shareholders. During the year, these shareholders verbally agreed to reduce the month fee to $2,000 per month.

10.     INCOME  TAXES

The Company has accumulated losses of $883,982 for tax purposes which may be carried forward and used to reduce taxable income otherwise calculated. These losses expire as follows:

     2007      $   682,817
     2008          201,165
     ---------------------
               $   883,982
     =====================

     The benefit of these available carry forwards has not been recorded In these accounts.

     Temporary differences and carryforwards which give rise to Significant portions of deferred tax assets and liabilities are as follows:

                                                       2001     2000
------------------------------------------------------------------------------

     Deferred  tax  assets
          Net  operating  loss  carryforward      $ 883,982     $ 682,817
          Less:  valuation  allowance              (883,982)     (682,817)
------------------------------------------------------------------------------
                                                  $      -      $     -
==============================================================================



                                      F10

HYPERSTEALTH BIOTECHNOLOGY CORP.
(a development stage company)

SCHEDULE  OF  RESEARCH  AND  DEVELOPMENT  EXPENSES
(Cdn  $)

MARCH  31,  2001
----------------



                              HYPERBARIC     NEGATIVE         OXYGEN
                               CHAMBER     ION  GENERATOR     MILKSHAKE   TOTAL
-------------------------------------------------------------------------------

     Product  development     $    -      $   268             $    -     $  268
     Sub-contract                  -          100                  -        100
     Supplies                     470         491                  -        961
     Travel                        -           22                  -         22
--------------------------------------------------------------------------------
                              $   470     $   881             $    -     $ 1,351
================================================================================


MARCH  31,  2000
----------------



                             HYPERBARIC      NEGATIVE         OXYGEN
                              CHAMBER      ION  GENERATOR     MILKSHAKE   TOTAL
--------------------------------------------------------------------------------
     Administration  fees    $23,000         $18,000          $  800     $41,800
     Office  and
        miscellaneous          2,885           1,046              -        3,931
     Product  development        500           1,266             200       1,966
     Sub-contract                 -              729              -          729
     Supplies                  1,288           2,256              -        3,544
     Travel                    1,395              76              -        1,471
  ------------------------------------------------------------------------------
                             $29,068         $23,373          $ 1,000    $53,441
================================================================================


HYPERSTEALTH  BIOTECHNOLOGY  CORP.
(a  development  stage  company)
BALANCE  SHEET
(Unaudited)
(Cdn  $)

                                                           SEPTEMBER 30,    MARCH 31,
                                                               2001          2001
                                                           ------------  ------------

ASSETS
CURRENT
Cash                                                       $     3,085   $    19,957
GST recoverable                                                 10,856         6,728
Due from Hyperbaric Ventures Limited Partnership (Note 3)       13,262        13,262
---------------------------------------------------------  ------------  ------------
                                                                27,203        39,947

PROPERTY AND EQUIPMENT  (Note 4)                                15,260        14,638

INTANGIBLE ASSETS (Note 5)                                      10,360        10,892
---------------------------------------------------------  ------------  ------------
                                                           $    52,823   $    65,477
                                                           ============  ============
LIABILITIES

CURRENT
Accounts payable and accrued liabilities                   $     9,983   $    50,431
Due to United Dynamics Corp. (Note 6)                          133,496        28,894

COMMITMENTS (Note 9)
-------------------------------------------------------------------------------------
                                                               143,479        79,325
                                                           ------------  ------------

STOCKHOLDERS' DEFICIENCY (Note 7)
Donated capital                                                 28,750        23,500
Common stock, without par value
Authorized: 100,000,000 shares
Issued: 6,697,054 shares                                       833,589       833,589
Additional paid in capital                                     436,552       436,552
Deficit accumulated during development stage                (1,389,547)   (1,307,489)
---------------------------------------------------------  ------------  ------------
                                                               (90,656)      (13,848)
                                                           ------------  ------------
                                                           $    52,823   $    65,477
                                                           ============  ============

   The accompanying notes are an integral part of these financial statements.


HYPERSTEALTH  BIOTECHNOLOGY  CORP.
(a  development  stage  company)
STATEMENT  OF  OPERATIONS  AND  DEFICIT
(Unaudited)
(Cdn  $)


                                                                                            TOTAL  FROM
                                                                                             INCEPTION
                                          THREE  MONTHS  ENDED     SIX  MONTHS  ENDED    (MARCH  17,  1999)
                                             SEPTEMBER 30,            SEPTEMBER 30,        TO SEPTEMBER 30,
                                          2001         2000         2001         2000         2001
                                       -----------  -----------  -----------  -----------  -----------

REVENUE                                    $-           $-           $-           $-           $-
-------------------------------------  -----------  -----------  -----------  -----------  -----------
EXPENSES
Administration                              4,000       10,422        5,738       33,375       88,113
Advertising                                   933        3,064        1,933        7,154       11,912
Amortization and depreciation               2,020        1,981        4,006        3,962       18,207
Consulting fees                             6,000       10,000        6,050       34,000      525,310
Entertainment and promotion                 1,344        1,164        2,044        4,142       20,841
Listing and share transfer fees            14,040            -       24,438            -       24,438
Interest                                      234            -          408            -          899
Office and general                          3,543        4,574         (325)      15,027       54,568
Printing and reproduction                      88        1,963          138        5,873       15,124
Professional fees                          11,596        5,656       23,472       11,792      538,955
Research and development                        -        1,351            -        1,351       54,792
Telephone and internet                      2,526        3,120        5,102        8,206       25,275
Travel                                      4,524        1,213        9,054        3,093       35,440
-------------------------------------  -----------  -----------  -----------  -----------  -----------
                                           50,848       44,508       82,058      127,975    1,413,874
                                       -----------  -----------  -----------  -----------  -----------

LOSS FROM OPERATIONS                                                 82,058      127,975    1,413,874
Other income                                    -          (10)           -          (20)     (24,327)
-------------------------------------  -----------  -----------  -----------  -----------  -----------
NET LOSS                               $   50,848   $   44,498   $   82,058   $  127,955   $1,389,547
=====================================  ===========  ===========  ===========  ===========  ===========


Loss per common share - basic and
 fully diluted                         $    (0.01)  $    (0.01)  $    (0.01)  $    (0.03)
                                       ===========  ===========  ===========  ===========

Weighted average common stock
 outstanding, basic and fully diluted   6,697,054    4,490,002    6,697,054    4,490,002
=====================================  ===========  ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

HYPERSTEALTH  BIOTECHNOLOGY  CORP.
(a  development  stage  company)
STATEMENT  OF  STOCKHOLDERS'  DEFICIT
(Unaudited)
(Cdn  $)



AS  AT  SEPTEMBER  30,  2001
----------------------------
                                                                             Special                   Add-               Total
                                           Common  Stock                    Warrant Options           tional    Accum-    Stock-
                                           Number                Donated    Number                   Paid-in    ulated    holders'
                                         of Shares    Amount     Capital    of Warrants    Amount    Capital    Deficit   Deficit
                                        -----------  ---------  ----------  ------------  --------  ----------  -------   -------
Common stock issued on formation of
  the Company                                    2   $      2   $        -            -   $       -   $      -   $    -         2
---------------------------------------  -----------  ---------  ----------  ------------  ---------  ----------  ------   --------
Balance March 31, 1999                          2          2            -            -           -          -        -          2
Common stock issued for cash at $0.001
 per share                              4,255,000      4,255            -            -           -          -        -      4,255
Common stock issued for cash at $0.50
 per share                                240,000    120,000            -            -           -          -        -    120,000
Special warrant options issued at $0.50
 per warrant net of commissions of
 $   23,820                                     -          -            -     397,000     174,680           -        -    174,680
Special warrant options issued at $0.75
 per warrant net of commissions of
 $  67,637                                      -          -            -     758,785     501,452           -        -    501,452
Net loss                                        -          -            -           -           -           -  (677,906) (677,906)
--------------------------------------  -----------  ---------  ----------  ------------ ----------  ----------  -------- --------
Balance March 31, 2000                  4,495,002    124,257                1,155,785      676,132          -  (677,906)  122,483
Common stock issued for cash at $0.001
 per share cancelled                       (5,000)        (5)           -            -           -          -         -       (5)
Special warrant options issued at $0.75
 per warrant net of commissions of
                                       $    6,245          -            -            -      51,267     32,205         -    32,205
Cash contribution to Company                    -          -       23,500            -           -          -         -    23,500
Special warrants converted to common
 shares                                 1,207,052    708,337            -   (1,207,052)   (708,337)         -         -         -
Fair value of options issued to
 consultants                                    -          -            -            -           -    436,552         -   436,552
Common stock issued for cash at $0.001
 per share                              1,000,000      1,000            -            -           -          -         -     1,000
Net loss                                        -          -            -            -           -          -  (629,583) (629,583)
-------------------------------------  -----------  ---------  ----------  ------------  ----------  ----------  ------- --------
Balance March 31, 2001                  6,697,054    833,589       23,500            -           -    436,552 (1,307,489)(13,848)

Cash contribution to Company                    -          -        5,250            -           -          -          -    5,250
Net loss                                        -          -            -            -           -          -    (82,058) (82,058)
-------------------------------------  -----------  ---------  ----------  ------------  ----------  ----------  --------  -------

Balance September 30, 2001              6,697,054   $833,589   $   28,750            -   $       -  $436,552 $(1,389,547) $(90,656)
===================================== ===========  =========  ==========  ============  ========== ==========  =========   =======

   The accompanying notes are an integral part of these financial statements.

HYPERSTEALTH  BIOTECHNOLOGY  CORP.
(a  development  stage  company)
STATEMENT  OF  CASH  FLOWS
(Unaudited)
(Cdn  $)



                                                                          TOTAL  FROM
                                                                           INCEPTION
                                                                        (MARCH 17, 1999)
                                                                        TO SEPTEMBER 30,
FOR THE SIX MONTHS ENDED SEPTEMBER 30,               2001        2000         2001
                                                  ----------  ----------  ------------

CASH USED IN OPERATING ACTIVITIES
Net loss                                          $ (82,058)  $(127,955)  $(1,389,547)
Add items not affecting cash:
Amortization and depreciation                         4,006       3,962        18,207
Stock based compensation                                  -           -       436,552
Changes in non-cash working capital balances:
GST recoverable                                      (4,128)      3,695       (10,856)
  Accounts payable and accrued liabilities          (40,448)     (7,513)        9,983
------------------------------------------------  ----------  ----------  ------------
                                                   (122,628)   (127,811)     (935,661)
                                                  ----------  ----------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Due to United Dynamics Corp.                        104,602      15,143       133,496
Issue of common stock                                     -           -       125,252
Special warrant option payments                           -      32,200       708,337
Donated capital                                       5,250           -        28,750
------------------------------------------------  ----------  ----------  ------------
                                                    109,852      47,343       995,835
                                                  ----------  ----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment                  (3,009)     (6,622)      (27,406)
License                                              (1,087)     (2,092)      (16,421)
Due from Hyperbaric Ventures Limited Partnership          -      (6,363)      (13,262)
------------------------------------------------  ----------  ----------  ------------
                                                     (4,096)    (15,077)      (57,089)
                                                  ----------  ----------  ------------

INCREASE (DECREASE) IN CASH                         (16,872)    (95,545)        3,085
CASH, beginning                                      19,957      99,199             -
------------------------------------------------  ----------  ----------  ------------
CASH, ending                                      $   3,085   $   3,654   $     3,085
================================================  ==========  ==========  ============

SUPPLEMENTAL INFORMATION
Cash paid during the period to:
Interest                                          $     234   $       -   $       899
Income taxes                                      $       -   $       -   $         -
Non-cash financing and investing activities:
Stock based compensation                          $       -   $       -   $   436,552

   The accompanying notes are an integral part of these financial statements.

HYPERSTEALTH  BIOTECHNOLOGY  CORP.
(a  development  stage  company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Unaudited)
(Cdn  $)
SEPTEMBER  30,  2001
--------------------


1.     NATURE  OF  OPERATIONS
Hyperstealth Biotechnology Corp. ("the Company") was incorporated on March 17, 1999, under the Company Act of the Province of British Columbia. The Company is in the process of developing and marketing its biotechnology and has not yet determined whether these technologies are economically viable. Commercial operations have not yet commenced.

The continuation of the Company's research and development activities and the commercialization of its therapeutic products is dependent upon the Company's ability to successfully complete its research and development programs and finance its cash requirements.

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. The Company's ability to meet its obligations and maintain its operations is contingent upon successful completion of additional financial arrangements and the continuing support of its creditors.

The Company's future operations are dependent upon the Company's ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable operations or income from its activities. As of September 30, 2001, the Company is considered to be in the development stage as the Company has not generated revenues, and has experienced negative cash flow from operations. The Company is currently looking to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below:

     (a)     Property  and  equipment

     Property and equipment are recorded at cost. Depreciation is provided annually at rates calculated to write off the assets over their estimated useful lives as follows:

     Computer  equipment    30%  declining  balance
     Office  equipment      20%  declining  balance
     License                  5  years  straight  line
     Software                 2  years  straight  line

          In  the  year  of  acquisition  these  rates  are  reduced  by  half.

     (b)     License

          The Company capitalizes as the cost of its license the costs associated with the preparing, filing, and obtaining of patents and trademarks paid for on behalf of the Licensors. The cost of the license is amortized on a straight-line basis over the estimated useful lives of the patent and trademarks of five years.

HYPERSTEALTH  BIOTECHNOLOGY  CORP.
(a  development  stage  company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Unaudited)
(Cdn  $)
SEPTEMBER  30,  2001
--------------------

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

(b) License (continued) The amounts shown for license costs do not necessarily reflect present or future values and the ultimate amount recoverable will be dependent upon the successful development and commercialization of products based on these rights. If management determines that such costs exceed estimated net recoverable value, the excess of such costs are charged to operations.

(c) Research and development costs Research and development costs are expensed as incurred.

(d) Functional currency The Canadian dollar is the Company's functional currency.


(e)  Loss  per  common  share

          Loss per common share is calculated on the basis of the weighted average number of shares outstanding during the year. The effect of potential issues of shares under warrant arrangements has not been disclosed because they are antidilutive.

(f)  Income  taxes

          Deferred income taxes have been recorded for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts using enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances reduce deferred tax assets to the amount expected to be realized.

3.     DUE  FROM  HYPERBARIC  VENTURES  LIMITED  PARTNERSHIP

The Company has entered into a limited partnership agreement with Hyperbaric Ventures Limited Partnership as the initial limited partner. The general partner is 593956 B.C. Ltd. The Company and 593956 B.C. Ltd. have common directors and the President of the Company is also the President of 593956 B.C. Ltd. The Partnership is currently inactive.

To September 30, 2001, the Company has paid legal expenses of $5,762 on behalf of the limited partnership and has advanced $7,500 to the partnership.

4.     PROPERTY  AND  EQUIPMENT

                                                                NET           NET
                                             ACCUMULATED   SEPTEMBER  30,   MARCH  31,
                                    COST     DEPRECIATION      2001            2001
                                 -----------------------------------------------------
Computer equipment and software     $20,010     $9,010        $11,000        $9,904
Office equipment                     7,396       3,136          4,260         4,734
-------------------------------  -------------  -------       --------      -------
                                    $27,406     $12,146       $15,260       $14,638
                                 =============  =======       ========      =======

HYPERSTEALTH  BIOTECHNOLOGY  CORP.
(a  development  stage  company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Unaudited)
(Cdn  $)
SEPTEMBER  30,  2001
--------------------


5.     INTANGIBLE  ASSETS

                                                        NET             NET
                                   ACCUMULATED     SEPTEMBER  30,     MARCH  31,
                       COST       DEPRECIATION           2001           2001
                 ------------     ------------     ------------    -------------

     License     $     16,421     $     6,061     $     10,360     $     10,892



6.     RELATED  PARTY  TRANSACTIONS
In  addition  to  related  party  transactions  disclosed  elsewhere in the financial statements, the financial statements  include  the following transactions and balances with directors and officers and/or companies whose shareholders  are  shareholders  and/or  directors  of  the  Company:

                                                                                             SIX  MONTHS  ENDED
                                                                                                SEPTEMBER 30,
                                                                                                2001     2000
                                                                                              --------  -------

Administrative fees paid to directors and/or companies controlled by them                     $  5,738  $33,375
Consulting fees paid to directors, founding shareholders and/or companies controlled by them  $      -  $34,000
Commissions paid to directors relating to sale of special warrants                            $      -  $ 6,245
Due from Hyperbaric Ventures Limited Partnership                                              $ 13,262  $12,165
Due to United Dynamics Corp.                                                                  $133,496  $15,143


7.     STOCKHOLDERS'  DEFICIENCY

     (a)     Stock  options

          Pursuant to a directors' resolution dated September 7, 2000, the Company granted stock options to directors and outside consultants to purchase a total of 533,100 common shares at $1.00 U.S. per share. These options expire September 7, 2005.

     (b)     Special  warrant  option

          Pursuant to a private special warrant option agreement dated July 23, 1999, the Company sold, on a private placement basis, 397,000 Special Warrants for the rights to acquire its own issue, or successor corporation, to eligible investors at a price of $0.50 per Warrant and option right. Each Warrant grants the right to one security of the Issuer or the successor company. The prepaid price of the Security shall be paid at the time of subscription for the Warrant and, which upon exercise of the Option, will cause the Security to be issued as fully paid and non-assessable.

HYPERSTEALTH  BIOTECHNOLOGY  CORP.
(a  development  stage  company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Unaudited)
(Cdn  $)
SEPTEMBER  30,  2001
--------------------

7.     STOCKHOLDERS'  DEFICIENCY  (CONTINUED)

     (b)     Special  warrant  option  (continued)

          Pursuant to a Confidential Offering Memorandum dated August 25, 1999, the Company offered up to a maximum of 3,500,000 Special Warrants at a purchase price of $0.75 per Special Warrant. Each Special Warrant represents a contractual right which entitles the holder to receive, in accordance with the terms and conditions of the Special Warrant, a common share of either the issuer or a successor corporation without further cost to the holder. To June 30, 2001, 758,785 Special Warrants have been sold and converted to common shares.

          The Special Warrants provide the holders with a contractual voting right equivalent to that of a common share holder.

          On December 5, 2000, the 1,207,052 Special Warrants issued by the Company were converted into common shares of the Company on a one for one basis.

8.     FINANCIAL  INSTRUMENTS

The Company's financial instruments consist of cash, GST recoverable and accounts payable and accrued liabilities and amounts due to United Dynamics Corp. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

9.     COMMITMENTS

(a) Pursuant to an agreement dated April 22, 1999, the Company is to receive specific management services from two directors for a total cost of $8,000 per month. During the year ended March 31, 2001, the directors verbally agreed to reduce the monthly fee to $5,000 per month. Certain of the monthly fees have been waived for the current period.

(b) Pursuant to a management consultant agreement dated January 27, 1999, the Company is to receive financial and marketing consulting services at a cost of $8,000 per month. The providers of these services are considered to be principal shareholders. During the year ended March 31, 2001, these shareholders verbally agreed to reduce the monthly fee to $2,000 per month. The monthly fee has been waived for the current period.

10.     INCOME  TAXES

The Company has accumulated losses for tax purposes of $883,982 which may be carried forward and used to reduce taxable income otherwise calculated until March 31, 2007. The benefit of these available carry forwards has not been recorded in these accounts.

                                                     2001            2000
                                                     ----            ----
     Deferred  tax  assets
          Net  operating  loss  carryforward     $     883,982     $   682,817
          Less:  valuation  allowance                 (883,982)       (682,817)
          ---------------------------                ---------        ---------
                                                 $           -     $        -
===============================================================================

No  dealer,  salesman  or  any  other  person  has  been  authorized to give any information  or  to  make any representations other than those contained in this prospectus,  and, if given  or  made,  such  information  or representations may
not  be  relied  on  as  having  been authorized by the company or by any of the     ======================================
underwriters.  Neither  the  delivery  of  this  prospectus  nor  any  sale made           HYPERSTEALTH BIOTECHNOLOGY
hereunder  shall  under  any  circumstances create an implication that there has                   CORPORATION
been  no change in the affairs of the company since the date of this prospectus.
This  prospectus  does  not  constitute an offer to sell, or solicitation of any offer  to buy, by any person in any jurisdiction in which it is unlawful for any such  person  to  make such offer or solicitation.  Neither the delivery of this prospectus  nor  any offer, solicitation or sale made hereunder, shall under any
circumstances  create  any implication that the information herein is correct as      2,947,052 shares of common stock to be sold
of  any  time  subsequent  to  the  date  of  the  prospectus.                                     by the holders, and
                                                                                        923,100 shares of common stock underlying
                                                                                            options, to be sold by the holders
                       ________________________
                                TABLE OF CONTENTS
     Page

Prospectus  Summary                                        1
Risk  Factors                                              3
Business                                                   7
Dividend  Policy                                          19
Certain  Tax  Considerations                              20
Management's  Discussion  and  Analysis  of
  Financial  Condition  and  Results  of  Operations      21
Management                                                22
Security  Ownership  of  Certain  Beneficial
     Owners  and  Management                              26
Selling  Securityholders                                  28
Description  of  Securities                               45
Plan  of  Distribution                                    48                                     ----------------------
Legal  Matters                                            50                                           PROSPECTUS
Experts                                                   50                                     ----------------------
Available  Information                                    50
Financial  Statements                                     F1

     Until  ________  all  dealers that effect transactions in these securities,
whether  or  not  participating  in  this offering, may be required to deliver a                      January ___ , 2002
prospectus.  This  is  in  addition  to  the  dealers'  obligations to deliver a
prospectus  when  acting  as  underwriters  and  with  respect  to  their unsold                 =======================
allotments  or  subscriptions.


             PART II      INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Hyperstealth will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by Hyperstealth or by a corporation or other legal entity or enterprise, officer, employee, or agent of Hyperstealth or is or was serving at the request of Hyperstealth as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that no one shall be indemnified if he has failed to carry out his duty to act in accordance with the Company Act or any rule of law; and in any event until court approval has been granted with respect to such indemnification.

     Hyperstealth will indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for Hyperstealth unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, willful act or default or fraud by such person in any of which events Hyperstealth shall only indemnify such person if the directors, in their absolute discretion, so decide or Hyperstealth by ordinary resolution shall so direct. The directors of Hyperstealth are authorized from time to time to cause Hyperstealth to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of Hyperstealth or any corporation controlled by it. The failure of Hyperstealth's director or officer to comply with the provisions of the Company Act, the Memorandum or its Articles of Association shall not invalidate any indemnity to which he is entitled.

     Subject to the Company Act, no director or officer or employee for the time being of Hyperstealth shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to Hyperstealth through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Hyperstealth shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act or default, negligence, breach of trust or breach of duty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Hyperstealth's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Hyperstealth has been advised that in the opinion of the Securities and Exchange Commission indemnification for such liabilities is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth Hyperstealth's expenses in connection with this registration statement. All such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Filing  Fee__Securities  and Exchange Commission                $       100
     Fees  and Expenses of Accountants and Legal Counsel             $   100,000
     Printing  and  Engraving  Expenses                              $     4,000
     Miscellaneous  Expenses                                         $     1,000
                                                                    ____________
     Total                                                           $   105,100

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     Within the past three years, Hyperstealth has issued the following shares of Hyperstealth's common stock for cash or services rendered to Hyperstealth and have granted the following options to purchase Hyperstealth's common stock for services rendered to Hyperstealth, absent registration under the Securities Act of 1933, as amended (the "Securities Act").

     Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of Hyperstealth's shareholders.

     On March 17, 1999, Hyperstealth issued one share of common stock to Gino Gemma and one share of common stock to Guy Cramer at a purchase price of $.65 per share as founders shares. The Company believes that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

     On March 18, 1999, Hyperstealth sold 4,250,000 shares of its common stock to four individuals at a purchase price of $0.001 per share. The Company believes that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United
States  and  consummated  outside  of  the  United  States.

     On July 23, 1999, Hyperstealth sold 240,000 shares of its common stock and 397,000 special warrants to fifty investors and one director at a purchase price of $.50 (Canadian Dollars) per share. The Company believes that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

     In September 1999, Hyperstealth sold 20,000 special warrants to one accredited investor at a purchase price of $.50 per share for aggregate proceed to the Company of $10,000. The Company believes that such issuance was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.

     Between December 22, 1999 and June 15, 2000, the Company sold 790,052 special warrants to 56 investors at a price of $0.50 per special warrant. The
Company believes that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

     On December 5, 2000, the 1,207,052 outstanding special warrants were converted into shares of common stock on a one for one basis. The Company believes that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United
States  and  consummated  outside  of  the  United  States.

     In September 2000, Hyperstealth issued, to sixteen individuals, options to purchase an aggregate of 533,100 shares of common stock exercisable at $1.00 per share. Such options were granted as compensation to officers, directors and consultants. The Company believes that such issuance was exempt from registration as the securities were issued in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

     On December 5, 2000, Hyperstealth sold 1,000,000 shares of its common stock to United Dynamics Corp. at a purchase price of $0.001 per share which was approved by all shareholders at the June 13, 2000 Annual General Meeting for total proceeds to the Company of $1,000.

     In January 2001, Hyperstealth issued to TPG Capital Corporation an option to purchase 500,000 shares of Hyperstealth's common stock, exercisable at $.001 per share, as consideration for consulting services rendered to it. Such securities were issued pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

ITEM  27.  EXHIBITS

Exhibits
3.1*     Memorandum  of  Hyperstealth  Biotechnology  Corporation
3.2*     Articles  of  Association  of  Hyperstealth  Biotechnology  Corporation
3.3*     Form  of  Option  Agreement
5.1**    Opinion  of  Devlin  Jensen
10.6*    Short  Form  of  Shareholder's  Agreement  dated  August  18,  1999
10.7* License Agreement by Hyperstealth Biotechnology Corporation dated March 18, 1999
10.8*    License  Agreement by Hyperstealth Biotechnology, Inc. dated March 18,
         1999
10.9*    Assignment  of  License  Agreement  dated  November  28,  2000
10.10*   Voluntary  Pooling  Agreement  dated  August  17,  1999
10.11*   Voluntary  Pooling  Agreement  dated  November  30,  2000
10.12* Consulting Services Agreement between Hyperstealth Biotechnology Corporation and VAMP International Holdings, Inc. dated March 24, 1999.
10.13* Consulting Services Agreement between Hyperstealth Biotechnology Corporation and Tjelta and Associates dated March 24, 1999
10.14*   Hyperbaric Ventures Limited Partnership Agreement, dated December
         16, 1999
10.15*   Co_Founders  Agreement  dated  April  22,  1999
10.16*   Assignment  of  Patent  Rights  dated  March  1,  2000
10.17 Agreement between Hyperstealth Biotechnology Corporation and Nuytco Research Ltd, dated June 16, 1999.
23.1     Consent  of  Accountants
23.2**   Consent  of  Devlin  Jensen  (included  in  Exhibit  5.1)
24.0**   Irrevocable  Consent  and  Power  of  Attorney  on  Form  F-X

         ________
**  To  be  filed  by  amendment
 *  Previously  filed

ITEM  28.  UNDERTAKINGS

     The  undersigned  registrant  hereby  undertakes:

(a) To file, during any period in which offers or sales are being made, a post_effective amendment to this registration statement:

     (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post_effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post_effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Hyperstealth Biotechnology Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on January 18, 2002



                              HYPERSTEALTH  BIOTECHNOLOGY  CORPORATION

                              By:  /s/  Guy  Cramer
                              -----------------------------------------
                              President  and  Chief  Financial  Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                         Date
---------                           ------                         ----

/s/  Gino Gemma                    Director                    January 18, 2002
Gino  Gemma

/s/  Guy  Cramer                   Director                    January 18, 2002
Guy  Cramer

/s/  Stephen  Street               Director                    January  18, 2002
Stephen  Street

/s/  Douglas Spindler              Director                    January 18, 2002
Douglas  Spindler